                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C. 20549

                        SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                     SECURITIES EXCHANGE ACT OF 1934
                          (AMENDMENT NO.     )
                                        -----

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

     / / Preliminary Proxy Statement

     / / Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                            MONSANTO COMPANY
------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee required.

/ / Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

          -----------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

          -----------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          -----------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------

      (5) Total fee paid:
                         --------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:
                                 ------------------------------------------

      (2) Form, Schedule or Registration Statement No.:
                                                       --------------------

      (3) Filing Party:
                       ----------------------------------------------------

      (4) Date Filed:
                     ------------------------------------------------------

---------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

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                              [MONSANTO Logo]

                                               MONSANTO COMPANY
                                               800 NORTH LINDBERGH BOULEVARD
                                               ST. LOUIS, MISSOURI 63167
                                               PHONE (314) 694-1000
                                               http://www.monsanto.com

                              March 25, 2002

Dear Shareowner:

You are cordially invited to attend the Company's Annual Meeting of Shareowners on May 1, 2002. We will hold the meeting at 1:30 p.m. in the K Building at the Company's Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri. A map with directions to the Company's Creve Coeur Campus can be found near the back of the proxy statement, which accompanies this letter.

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company's activities and operating performance is contained in our 2001 Annual Report to Shareowners, which is also enclosed. Please note that if your shares are held in the name of a broker or other nominee and you have elected to receive shareowner communications and submit voting instructions via the Internet, you will not receive a proxy card.

Whether or not you plan to attend the Annual Meeting of Shareowners, please vote your shares in one of three ways: via Internet, telephone or mail. Please note that you can attend the meeting and vote in person, even if you have previously voted. If you plan on attending the meeting in person, please provide advance notice to the Company either by checking the box on your proxy card or by following the telephone or Internet instructions. In addition, you may provide notice to the Company that you plan on attending in person by delivering written notice to the Company's Secretary at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. If you hold your shares in street name through a bank or broker, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting, where you must check in to gain admittance to the meeting.

The Company will make available an alphabetical list of shareowners entitled to vote at the meeting for examination by any shareowner during ordinary business hours at the Company's Shareholder Services Department located in E Building at the Creve Coeur Campus, from April 19, 2002, until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ Frank V. AtLee III

                                       Frank V. AtLee III
                                       Chairman of the Board of Directors

                 TABLE OF CONTENTS TO THE PROXY STATEMENT


                                                                       PAGE NO.
                                                                       --------
Notice of Annual Meeting of Shareowners

Questions and Answers

Proxy Statement......................................................      1

Information Regarding Board of Directors and Committees..............      3

Election of Directors (Proxy Item No. 1).............................      8

Ratification of Independent Auditors (Proxy Item No. 2)..............      8

Approval of the 2000 Management Incentive Plan (Proxy Item No. 3)....      9

Stock Ownership of Management and Certain Beneficial Owners..........     13

Executive Compensation...............................................     14

Committee Reports....................................................     17

Stock Price Performance Graph........................................     21

Certain Agreements...................................................     22

Arrangements Between Monsanto and Pharmacia..........................     24

Pharmacia's Announcement Regarding Spin Off of Ownership Interest....     24

Certain Other Information Regarding Management.......................     24

General Information..................................................     25

Appendices

2000 Management Incentive Plan.......................................      A

Summary Description of Agreements Between Monsanto and Pharmacia.....      B

                              [MONSANTO Logo]

                                               MONSANTO COMPANY
                                               800 NORTH LINDBERGH BOULEVARD
                                               ST. LOUIS, MISSOURI 63167
                                               PHONE (314) 694-1000
                                               http://www.monsanto.com

NOTICE OF
ANNUAL MEETING OF SHAREOWNERS
MAY 1, 2002

The Annual Meeting of Shareowners of Monsanto Company will be held in K Building at the Company's Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis County, Missouri, on Wednesday, May 1, 2002, at 1:30 p.m. for the following purposes:

    1. to elect ten directors for terms expiring at the Annual Meeting of Shareowners to be held in 2003;

    2. to ratify the appointment of Deloitte & Touche LLP as principal independent auditors for the year 2002;

    3. to approve the 2000 Management Incentive Plan; and

    4. to transact such other business as may properly come before the meeting.

                                       By Order of the Board of Directors,
                                       MONSANTO COMPANY

                                       /s/ Charles W. Burson

                                       CHARLES W. BURSON
                                       Secretary
                                       St. Louis, Missouri
                                       March 25, 2002

                             IMPORTANT NOTICE

                     PLEASE VOTE YOUR SHARES PROMPTLY

                           QUESTIONS AND ANSWERS
===========================================================================

Q. WHEN AND WHERE IS THE ANNUAL MEETING?
We will hold the annual meeting of shareowners on Wednesday, May 1, 2002, at 1:30 p.m., local time, at K Building at the Company's Creve Coeur Campus, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. A map with directions to the meeting can be found near the back of the proxy statement.

Q. WHO IS ENTITLED TO VOTE AT THE MEETING?
You are entitled to vote at the meeting if you owned shares as of the closing of business on March 11, 2002, the record date for the meeting.

Q. WHAT AM I BEING ASKED TO VOTE ON AT THE MEETING?
We are asking our shareowners to elect directors, to ratify the appointment of our independent auditors and to approve the 2000 Management Incentive Plan.

Q. WHAT VOTE OF THE SHAREOWNERS IS NEEDED?
Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. Our directors are elected by a plurality of votes, which means that the nominees who receive the greatest number of votes will be elected. A majority of the shares present at the meeting in person or by proxy is required for approval of all other items.

Q. CAN I VOTE BY TELEPHONE OR OVER THE INTERNET?
Most shareowners have a choice of voting in one of three ways: via Internet, telephone, or mail. Please read the instructions attached to the proxy card or the information sent by your broker or bank.

Q. WHAT DO I DO IF MY SHARES OF COMMON STOCK ARE HELD IN "STREET NAME" AT A BANK OR BROKERAGE FIRM?
If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q. WHAT HAPPENS IF I RETURN MY SIGNED PROXY CARD BUT FORGET TO INDICATE HOW I WANT MY SHARES OF COMMON STOCK VOTED?
If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, and "FOR" all other items. In addition, your proxy will be voted in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Q. WHAT HAPPENS IF I DO NOT INSTRUCT MY BROKER HOW TO VOTE OR IF I MARK "ABSTAIN" ON THE PROXY?
If you mark your proxy "abstain," your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion. Broker non-votes have the same effect as votes cast against a particular proposal.

Q. CAN I CHANGE MY VOTING INSTRUCTIONS BEFORE THE MEETING?
Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by a written revocation of your proxy sent to the Secretary of Monsanto or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q. WILL I HAVE ACCESS TO THE PROXY STATEMENT OVER THE INTERNET?
Yes. In addition to receiving paper copies of the proxy statement and annual report in the mail, you can view these documents over the Internet by accessing our Internet World Wide Website at http://www.monsanto.com and clicking on the "Investors" tab at the top of the page. These reports may then be accessed by clicking on the "Financial Reports" tab on the left side of the "Investors" page. You can choose to view future proxy statements and annual reports over the Internet instead of receiving paper copies by mail. Please read the instruction letter accompanying this proxy statement for detailed information regarding these procedures.

Q. WHAT DO I NEED TO DO IF I PLAN ON ATTENDING THE MEETING IN PERSON?
If you plan on attending the meeting in person, please provide advance notice to the Company either by checking the box on your proxy card or by following the telephone or Internet instructions. In addition, you may provide notice to the Company that you plan on attending in person by delivering written notice to the Company's Secretary. If you hold your shares in street name through a bank or broker, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting, where you must check in to gain admittance to the meeting.

===========================================================================

                              [MONSANTO Logo]

                                               MONSANTO COMPANY
                                               800 NORTH LINDBERGH BOULEVARD
                                               ST. LOUIS, MISSOURI 63167
                                               PHONE (314) 694-1000
                                               http://www.monsanto.com

                              PROXY STATEMENT
===========================================================================

The board of directors of Monsanto Company is soliciting proxies from its shareowners in connection with the Company's Annual Meeting of Shareowners on May 1, 2002, and at any and all adjournments thereof.

If you plan on attending the meeting in person, please provide advance notice to the Company either by checking the box on your proxy card or by following the telephone or Internet instructions. In addition, you may provide notice to the Company that you plan on attending in person by delivering written notice to the Company's Secretary at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167. If you hold your shares in street name through a bank or broker, please bring identification and proof of ownership, such as an account statement or letter from your bank or broker, for admittance. An admission list containing the names of all of those planning to attend will be placed at the registration desk at the entrance to the meeting, where you must check in to gain admittance to the meeting.

We first began delivering to all shareowners of record this proxy statement, the accompanying form of proxy and the Company's 2001 Annual Report to Shareowners on March 25, 2002.

    Information Regarding Our Formation

Our operations are comprised of the assets and liabilities of the agricultural products business of the former Monsanto Company (we refer to the former Monsanto Company as "former Monsanto"). The following table sets forth the chronological events that resulted in our formation and the ultimate transfer of former Monsanto's agricultural products business to us.

---------------------------------------------------------------------------------------
     DATE OF EVENT                           DESCRIPTION OF EVENT
---------------------------------------------------------------------------------------
   December 19, 1999     * Former Monsanto entered into an agreement with Pharmacia &
                           Upjohn, Inc. ("Pharmacia & Upjohn") relating to a merger
                           (the "Merger").
---------------------------------------------------------------------------------------
   February 9, 2000      * We were incorporated in Delaware as a wholly owned
                           subsidiary of former Monsanto under the name "Monsanto Ag
                           Company."
---------------------------------------------------------------------------------------
    March 31, 2000       * Effective date of the Merger.

                         * In connection with the Merger, (1) Pharmacia & Upjohn
                           became a wholly owned subsidiary of former Monsanto; (2)
                           former Monsanto changed its name from "Monsanto Company" to
                           "Pharmacia Corporation" (we refer to former Monsanto after its name change as "Pharmacia"); and (3) we changed our
                           name from "Monsanto Ag Company" to "Monsanto Company."
---------------------------------------------------------------------------------------
   September 1, 2000     * We entered into agreements with Pharmacia related to the transfer of the assets and liabilities of the business
                           operations of the former agricultural products business of former Monsanto from Pharmacia to us. A summary
                           description of some of the agreements with Pharmacia is
                           attached as Appendix B.
---------------------------------------------------------------------------------------
   October 17, 2000      * We completed an initial public offering in which we sold approximately 15% of the shares of our common stock to the public.
---------------------------------------------------------------------------------------

    Shareowners Entitled to Vote

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareowner of record at the close of business on March 11, 2002. On March 11, 2002, 258,176,274 shares of our common stock were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareowners of record are entitled to one vote per share on all matters.

                                     1


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

    Proxies and Voting Procedures

Most shareowners have a choice of voting by completing a proxy card and mailing it in the postage-paid envelope provided, by using a toll-free telephone number, or over the Internet. Please refer to your proxy card or the information sent by your broker or bank to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareowners of record will close at 4:00 p.m. E.S.T. on April 30, 2002. The Internet and telephone voting procedures are designed to authenticate shareowners by use of a control number and to allow you to confirm that your instructions have been properly recorded.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. The method by which you vote will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Your properly completed proxy will appoint Hendrik A. Verfaillie, Hugh Grant and Charles W. Burson as proxy holders, or your representatives, to vote your shares. Your proxy permits you to direct the proxy holders to:
(i) withhold your votes from particular nominees for director; (ii) vote "for," "against," or "abstain" from the ratification of the appointment of Deloitte & Touche LLP as the Company's principal independent auditors for the year 2002; and (iii) vote "for," "against," or "abstain" from approval of the 2000 Management Incentive Plan.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted as the board of directors recommends with respect to such matter.

As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

    Required Vote

No business can be conducted at the annual meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. A plurality of the shares present at the meeting in person or by proxy is required for the election of directors. The affirmative vote of a majority of the shares present at the meeting in person or by proxy is required for all other items. Abstentions and votes withheld by brokers in the absence of instructions from street-name holders (broker non-votes) have the same effect as votes cast against a particular proposal.

    Pharmacia's Vote

Pharmacia is the beneficial owner of approximately 85.2% of our outstanding common stock. As a result, Pharmacia has the power to elect the nominees for director, to ratify the appointment of the independent auditors, and to approve the 2000 Management Incentive Plan. Pharmacia has indicated that it will vote its shares in favor of the nominees, in favor of the ratification of the independent auditors, and in favor of the 2000 Management Incentive Plan.

    Electronic Access to Proxy Materials and Annual Report

Shareowners may view this proxy statement and our 2001 Annual Report to Shareowners over the Internet by accessing our Internet World Wide Website at http://www.monsanto.com and clicking on the "Investors" tab at the top of the page. From the "Investors" page, shareowners may access these materials by clicking on the "Financial Reports" tab on the left side of the "Investors" page.

In addition, most shareowners can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareowner, you can choose this option and save the Company the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone. PLEASE READ THE INSTRUCTION LETTER ACCOMPANYING THIS PROXY STATEMENT FOR DETAILED INFORMATION REGARDING THESE PROCEDURES. If you hold your shares through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to receive future proxy statements and annual reports over the Internet.

                                     2


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

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

COMPOSITION OF BOARD OF DIRECTORS

Under the Company's Amended and Restated Certificate of Incorporation, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by resolution of the board of directors. Currently, the board has fixed the number of directors at ten members. Each board member serves a one year term, each to hold office until the annual meeting to be held in 2003 or until a successor is elected and has qualified or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.

The ages, principal occupations, directorships held and other information as of March 1, 2002, with respect to the nominees and directors of Monsanto are shown below.

TO BE ELECTED FOR TERMS EXPIRING IN 2003:

[photo]                      FRANK V. ATLEE III
                             PRINCIPAL OCCUPATION: CHAIRMAN OF THE BOARD, MONSANTO COMPANY
                             FIRST BECAME DIRECTOR: JUNE 2000
                             AGE: 61

                             Chairman of the board of directors, Monsanto Company, since
                             June 2000; President of American Cyanamid Company,
                             1993-January 1995; chairman of Cyanamid International,
                             1993-January 1995. Director: Nereus Pharmaceuticals, Inc.

[photo]                      HENDRIK A. VERFAILLIE
                             PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                               MONSANTO COMPANY
                             FIRST BECAME DIRECTOR: FEBRUARY 2000
                             AGE: 56

                             President and Chief Executive Officer, Monsanto Company,
                             since February 2000; President of former Monsanto Company
                             (now Pharmacia Corporation), 1997-March 2000; Chief
                             Operating Officer of former Monsanto Company (now Pharmacia
                             Corporation), 1999-March 2000; Executive Vice President and
                             Advisory Director of former Monsanto Company (now Pharmacia
                             Corporation), 1995-1997.

[photo]                      CHRISTOPHER J. COUGHLIN
                             PRINCIPAL OCCUPATION: EXECUTIVE VICE PRESIDENT AND CHIEF
                               FINANCIAL OFFICER, PHARMACIA CORPORATION
                             FIRST BECAME DIRECTOR: MARCH 2000
                             AGE: 49

                             Executive Vice President and Chief Financial Officer,
                             Pharmacia Corporation, since March 2000; Executive Vice
                             President and Chief Financial Officer, Pharmacia & Upjohn,
                             Inc., 1998-March 2000; President, Nabisco International,
                             1997-1998; Executive Vice President, Nabisco Holdings Corp.,
                             1996 to 1998; Chief Financial Officer, Nabisco Holdings
                             Corp., 1996 to 1997. Director: Amersham BioSciences Limited.

[photo]                      MICHAEL KANTOR
                             PRINCIPAL OCCUPATION: PARTNER, MAYER, BROWN, ROWE & MAW
                             FIRST BECAME DIRECTOR: JUNE 2000
                             AGE: 62

                             Partner, Mayer, Brown, Rowe & Maw, a law firm, since 1997;
                             U.S. Secretary of Commerce, 1996-97; U.S. Trade Representative,
                             1993-96; National Chairman for the Clinton/Gore Presidential
                             Campaign, 1992; Partner, Manatt, Phelps, Phillips and Kantor,
                             a law firm, 1975-92. Director: former Monsanto Company (now
                             Pharmacia Corporation), since 1997.

                                     3


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

[photo]                      GWENDOLYN S. KING
                             PRINCIPAL OCCUPATION: PRESIDENT, PODIUM PROSE
                             FIRST BECAME DIRECTOR: FEBRUARY 2001
                             AGE: 61

                             President, Podium Prose, a speaker's bureau and
                             speechwriting service founded in 2000; Senior Vice
                             President, Corporate and Public Affairs, PECO Energy Company
                             (formerly Philadelphia Electric Company), a diversified
                             utility company, 1992-98; Commissioner, Social Security
                             Administration, 1989-92. Director: former Monsanto Company
                             (now Pharmacia Corporation), since 1993; Lockheed Martin
                             Corp.; Marsh & McLennan Companies, Inc.; Countrywide Credit
                             Industries, Inc.

[photo]                      SHARON R. LONG, PH.D.
                             PRINCIPAL OCCUPATION: PROFESSOR OF BIOLOGICAL SCIENCES AND
                               DEAN OF THE SCHOOL OF HUMANITIES AND SCIENCES, STANFORD
                               UNIVERSITY
                             FIRST BECAME DIRECTOR: FEBRUARY 2002
                             AGE: 50

                             Professor of Biological Sciences, Stanford University, since
                             1992; Dean of the School of Humanities and Sciences,
                             Stanford University, since September 2001; Investigator of the Howard Hughes Medical Institute, conducting research at
                             Stanford University, 1994-2001; Associate Professor,
                             Stanford University, 1987-1992; Assistant Professor,
                             Stanford University, 1982-1987. Director: Annual Reviews,
                             Inc.; Science Advisory Board of the LAM Foundation; Science
                             Advisory Board of Paradigm Genetics, Inc.

[photo]                      C. STEVEN MCMILLAN
                             PRINCIPAL OCCUPATION: CHAIRMAN, PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER, SARA LEE CORPORATION
                             FIRST BECAME DIRECTOR: JUNE 2000
                             AGE: 56

                             Chairman, President and Chief Executive Officer of Sara Lee
                             Corporation since October 2001; President and Chief
                             Executive Officer of Sara Lee Corporation, July 2000-October
                             2001; President of Sara Lee Corporation, March 1997-December
                             1997; Chief Operating Officer, Sara Lee Corporation,
                             December 1997-June 2000; Executive Vice President, Sara Lee
                             Corporation, 1993-1997. Director: Sara Lee Corporation;
                             Pharmacia & Upjohn, Inc., 1985-2000; Pharmacia Corporation
                             since March 2000; and Bank of America Corporation.

[photo]                      PHILIP NEEDLEMAN, PH.D.
                             PRINCIPAL OCCUPATION: SENIOR EXECUTIVE VICE PRESIDENT AND
                               CHIEF SCIENTIFIC OFFICER, PHARMACIA CORPORATION
                             FIRST BECAME DIRECTOR: FEBRUARY 2002
                             AGE: 63

                             Senior Executive Vice President and Chief Scientific
                             Officer, Pharmacia Corporation since March 2000; Senior Vice
                             President, Research and Development and Co-President of
                             G.D. Searle & Co., 1996 to March 2000; Chief Scientist of
                             Monsanto Company (now Pharmacia Corporation), 1996-March
                             2000.

[photo]                      WILLIAM U. PARFET
                             PRINCIPAL OCCUPATION: CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                               MPI RESEARCH, INC.
                             FIRST BECAME DIRECTOR: JUNE 2000
                             AGE: 55

                             Chairman and Chief Executive Officer of MPI Research, Inc.,
                             since 1999; Co-Chairman of MPI Research, LLC, a pre-clinical toxicology and clinical pharmaceutical testing laboratory,
                             1995-1999. Director: Apogent Technologies, Inc.; Parexel
                             International Corporation; Reptron Electronics, Inc.;
                             CMS Energy Corporation; Stryker Corporation; and Pharmacia
                             Corporation.

[photo]                      JOHN S. REED
                             PRINCIPAL OCCUPATION: RETIRED CHAIRMAN, CITIGROUP INC.
                             FIRST BECAME DIRECTOR: JUNE 2000
                             AGE: 63

                             Retired Chairman, Citigroup Inc., a global financial
                             services company; Chairman and Co-Chief Executive Officer of
                             Citigroup Inc., 1998-April 2000; Chairman and Chief
                             Executive Officer of Citicorp and Citibank, N.A., 1984-1998;
                             Director: Philip Morris Companies, Inc. Graduate Member: The
                             Business Council.

BOARD MEETINGS AND COMMITTEES

During 2001, the board of directors met five times and took two actions by unanimous written consent. All incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office in 2001.

Our board of directors has the following seven committees: (1) executive,
(2) people, (3) audit and finance, (4) public policy, (5) science and technology, (6) restricted stock grant and (7) special. The membership, as of March 1, 2002, and function of each committee are described below. Our entire board of directors acts on nominations for directors, and therefore we do not have a nominating committee.

    EXECUTIVE COMMITTEE

    Members: Messrs. AtLee (Chair), Coughlin and Verfaillie

Our executive committee has the powers of our board of directors in directing the management of our business and affairs in the intervals between meetings of our board of directors (except for certain matters otherwise delegated by our board of directors, or which by statute, our certificate of incorporation or our bylaws are reserved for our entire board of directors). Actions of the executive committee are reported at the next regular meeting of our board of directors. The executive committee did not meet but took four actions by unanimous written consent during 2001.

    PEOPLE COMMITTEE

    Members: Messrs. McMillan (Chair) and Parfet and Ms. King

Our people committee recommends to our board of directors the establishment of our management incentive plans. Our people committee generally administers and interprets our management incentive plans and approves the modification and termination of our other compensation plans and agreements. Our people committee has delegated authority to a committee composed of senior management to administer and interpret our management incentive plans, make grants and awards under the incentive plans and approve and administer other compensation plans for all employees except those employees subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or any officer to whom compensation paid by the Company is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code (we refer to these officers and employees collectively as "executive officers"). Our people committee reviews plans for executive succession, determines the compensation of all our executive officers and monitors our performance as it affects employees, including issues such as diversity and morale. The people committee met four times and took two actions by unanimous written consent during 2001.

    AUDIT AND FINANCE COMMITTEE

    Members: Messrs. Reed (Chair), McMillan and Parfet

The audit and finance committee assists the Company's board of directors in fulfilling its responsibility to oversee: (i) the Company's financial reporting processes and systems of internal accounting and financial controls, (ii) the selection of the Company's independent auditors, (iii) the independence and performance of the Company's independent auditors and internal audit staff, (iv) the scope and effectiveness of the annual independent audit of the Company's financial statements, (v) the integrity of the Company's financial statements and financial reports, and (vi) the compliance by the Company with applicable legal, regulatory and corporate requirements. The committee's oversight role is categorized in the committee's charter as covering (1) financial reporting; (2) compliance oversight; and (3) financial oversight. A complete description of the committee's responsibilities with respect to each such category is set forth in the audit and finance committee's written charter which was approved by our board of directors on September 20, 2000. The audit and finance committee met three times during 2001 and took one action by unanimous written consent.

One of the requirements contained in the audit and finance committee charter is that each committee member meet the standards set forth in the listing requirements of the New York Stock Exchange ("NYSE") relating to independence. Messrs. McMillan and Reed are independent as defined by the NYSE listing requirements; in the case of Mr. Reed, based upon a determination by our board that his business relationship with Citigroup, Inc. and its affiliates did not interfere with his independent judgment. Mr. Reed retired as Chairman of Citigroup, Inc. in April 2000. Mr. Parfet does not technically qualify as independent under the NYSE listing requirements. However, under the independence standards of the NYSE listing requirements, Mr. Parfet may be appointed to the audit and finance committee because our board of directors has determined that, under exceptional and limited circumstances, in its business judgment, membership of Mr. Parfet on the audit and finance committee is required by the best interests of the Company and its shareowners despite his brother, Donald R. Parfet, having been a senior vice president of Pharmacia until his retirement in July 2000. In determining to permit Mr. Parfet to serve on the audit and finance committee, the board of directors considered the limited number of directors who are eligible to serve on the audit and finance committee, Mr. Parfet's financial background and expertise, and his past experience serving on the audit committee of Pharmacia & Upjohn. The Company has certified, in writing, its determination regarding Mr. Parfet's independence to the NYSE.

    PUBLIC POLICY COMMITTEE

    Members: Mr. Kantor (Chair), Ms. King, Dr. Long and Dr. Needleman

Our public policy committee reviews and monitors our performance as it affects communities, customers and the environment. Our public policy committee also identifies and investigates emerging issues related to the impact of the Company's business on society, including issues relating to public acceptance of biotechnology. The public policy committee met three times during 2001 and did not take any actions by unanimous written consent in 2001.

    SCIENCE AND TECHNOLOGY COMMITTEE

    Members: Messrs. Reed (Chair), Coughlin and Kantor, Dr. Long and
             Dr. Needleman

Our science and technology committee reviews and monitors our science and technology initiatives in areas such as information technology, technological programs, research and agricultural biotechnology. Our science and technology committee also identifies and investigates significant emerging science and technology issues. The science and technology committee met four times during 2001 and did not take any actions by unanimous written consent.

    RESTRICTED STOCK GRANT COMMITTEE

    Member: Mr. McMillan

Our restricted stock grant committee has the authority to award grants of restricted stock to all employees except executive officers. The committee determines the awards based upon recommendations by management. The restricted stock grant committee did not meet in 2001.

    SPECIAL COMMITTEE

    Members: Messrs. AtLee and Reed

Our special committee assists the Company's board of directors by reviewing and making decisions on matters that relate to transactions between the Company and Pharmacia that are referred to the special committee by the board of directors. The special committee met once in 2001 and did not take any actions by unanimous written consent.

GOVERNANCE PROVISIONS

On certain matters with significant financial or strategic consequences, a supermajority approval by at least 80% of our directors is required. These matters include:

* transactions, capital expenditures, additional debt or other non-ordinary course financial commitments, including litigation settlements, valued at $100 million or more, other than matters already approved as part of our annual operating or capital budgets;

* any issuance or repurchase of equity securities or other equity interests, except pursuant to employee stock options or stock appreciation rights or under compensation plans approved by our board of directors;

* approval of our annual operating and capital budgets and annual strategic plan;

* selection, compensation and removal of our chief executive officer;

* any change in size of our board of directors; and

* any bylaw amendments.

No supermajority approval will be required for the items listed above if Pharmacia were to own less than 50% of our common stock. See page 24 for a brief discussion regarding Pharmacia's announcement to spin off its ownership interest in the Company.

COMPENSATION OF DIRECTORS

    MONSANTO 2000 MANAGEMENT INCENTIVE PLAN

At the time of the initial public offering, we granted to each of our then standing non-employee directors (i.e., a director who is not an employee of us or Pharmacia) a stock option under the Monsanto 2000 Management Incentive Plan to purchase 10,000 shares of our common stock at the initial public offering price that vests in 5,000 share increments during 2002 and 2003. The term of these options may not exceed 10 years and may be exercisable for a shorter period as a result of a director's death or termination of service. See footnote (1) to the "Option Grants in 2001" table at page 15 for a description of the accelerated vesting of these options upon a "change of control" (as defined in the plan).

We granted to Ms. King, upon her appointment as a director in February 2001, a 10,000 share stock option at the fair market value of our stock on the date of the grant having the same terms and provisions as the grants to the other non-employees directors.

We granted to Dr. Long, upon her appointment as a director in February 2002, a 10,000 share stock option at the fair market value of our stock on the date of the grant having the same terms and provisions as the grants to the other non-employees directors except that Dr. Long's options do not vest until the third anniversary date of her grant.

    NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN

In addition, each of our non-employee directors receives an annual retainer pursuant to the Non-Employee Director Equity Incentive Compensation Plan having a value of $110,000, with an additional $10,000 paid to each committee chair and an additional $40,000 paid to the chairman of our board of directors. Half of this compensation is payable in deferred common stock, and the remainder is payable, at the election of each director, in the form of non-qualified stock options, restricted common stock, deferred common stock, current cash and/or deferred cash.

Deferred Common Stock. Deferred common stock means shares of our common stock that are delivered at a specified time in the future. Under the plan, half of the annual retainer for each non-employee director will automatically be paid in the form of deferred common stock.

Non-Qualified Stock Options. Under the plan, the exercise price of any non-qualified stock option will be the fair market value, as defined in the plan, of our common stock on the grant date. The plan also provides that the term of any options granted may not exceed ten years. Options may be exercisable for a shorter period as a result of a director's death or termination of service. Options granted under the plan are not transferable except by will, the laws of descent and distribution, or upon the holder's death pursuant to a beneficiary designation. Only the holder or the holder's guardian or legal representative may exercise options during the holder's lifetime.

Restricted Stock. Restricted stock means shares of our common stock that vest in accordance with specified terms after they are granted. Dividends and other distributions with respect to restricted stock will be held in escrow to be delivered with the restricted stock as it vests.

Cash/Deferred Cash. Under the plan, any portion of a non-employee director's annual retainer that is not paid in the form of deferred stock, options or restricted stock will be paid in cash, either monthly during the term or on a deferred basis, as elected by the director. Any deferred cash will be credited to a cash account that will accrue interest at the average Moody's Baa Bond Index Rate, as in effect from time to time.

Vesting of Options. Under the plan, the non-qualified options granted to a non-employee director for the term to which the director was elected will vest in installments on the last day of each plan year, but only if the director remains a member of the board of directors on that day, based on the percentage of the term that is included in the plan year. When a director's service terminates before the last day of a plan year, a pro-rata portion of the director's options that otherwise would have vested on the last day of the plan year will vest on the termination date, based on the percentage of the plan year that elapsed before the termination date.

Vesting of Deferred Stock and Restricted Stock. Under the plan, the deferred stock and any restricted stock granted to a non-employee director for the term to which the director was elected will vest in installments on the last day of each plan month, but only if the director remains a member of the board of directors on that day, based on the percentage of the term that is included in the plan month.

OTHER COMPENSATION ARRANGEMENTS

We have entered into a consulting agreement with Mr. AtLee covering the period beginning on June 22, 2000 through the annual meeting of our shareowners occurring in 2003. Under this agreement, Mr. AtLee has agreed to provide us with consulting services as requested by our board or our chief executive officer, including advice regarding policies, long-term strategies and general business and industry issues.

Under this agreement, Mr. AtLee earns a consulting fee of $400,000 per year, less the amount of his retainer fees that he receives as a member of the board. We will pay this fee to him at the termination of the consulting term, with interest at the Moody's Baa Bond Index Rate, except as noted below. We also reimburse Mr. AtLee for expenses he incurs in providing his consulting services.

If the consulting term is terminated before our 2003 annual meeting as a result of Mr. AtLee's death or permanent disability, or by us other than as a result of Mr. AtLee's breach of the agreement, we will pay Mr. AtLee the fee he would have earned through the date of our 2003 annual meeting of shareowners in a lump-sum payment.

Mr. Kantor is a partner at the law firm of Mayer, Brown, Rowe & Maw, which provided services to us in 2001. See "Transactions and Relationships" at page 24 for further details.

Prior to becoming a director, Dr. Long served as an advisor to the science and technology committee of our board of directors. In exchange for providing such advisory services, the Company paid Dr. Long a fee of $67,283 in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the people committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of the people committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the Securities and Exchange Commission ("SEC"). Mr. McMillan and Ms. King, who serve on the Company's people committee, also serve as members of Pharmacia's compensation committee.


ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

The shareowners are asked to elect Messrs. AtLee, Verfaillie, Coughlin, Kantor, McMillan, Parfet and Reed, Ms. King, Dr. Long and Dr. Needleman to one year terms as members of our board of directors ending with the annual meeting to be held in 2003 or until a successor is elected and has qualified or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see "Information Regarding Board of Directors and Committees" beginning at page 3 above.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board.

                        --------------------------

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     ALL OF THE NOMINEES FOR DIRECTOR.


RATIFICATION OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

The board of directors, with the concurrence of the audit and finance committee, has appointed Deloitte & Touche LLP as the principal independent auditors to examine the consolidated financial statements of the Company and its subsidiaries for the year 2002.

Although we are not required to submit this appointment to a vote of the shareowners, the board continues to believe it appropriate as a matter of policy to request that the shareowners ratify the appointment of Deloitte & Touche LLP as principal independent auditors. If the shareowners do not ratify the appointment, the audit and finance committee will investigate the reasons for shareowner rejection and the board will reconsider the appointment. Even if the appointment is ratified, the board and the audit and finance committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareowners and Pharmacia consents in writing to such appointment.

A formal statement by representatives of Deloitte & Touche LLP is not planned for the annual meeting. However, Deloitte & Touche LLP representatives are expected to be present at the meeting and available to respond to appropriate questions. For a detailed listing of the fees expected to be billed to us by Deloitte & Touche LLP for professional services in 2001, see "Committee Reports--Audit and Finance Committee Report" at page 20.

                        --------------------------

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
         RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
           AS PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 2002.

APPROVAL OF THE 2000 MANAGEMENT INCENTIVE PLAN (PROXY ITEM NO. 3)

The shareowners are asked to consider and approve the Monsanto 2000 Management Incentive Plan (the "Plan"), a summary description of which follows. Such summary description is qualified in its entirety by the full text of the Plan, a copy of which is included as Appendix A to this proxy statement and is incorporated herein by reference.

REASONS FOR SEEKING APPROVAL

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of the Company to deduct compensation paid to those officers named in the Summary Compensation Table at page 14 whose compensation for the taxable year is in excess of $1 million. Those limitations generally do not apply to performance-based compensation. The Plan was originally adopted and approved by the Company's Board of Directors and its sole shareowner in 2000. In order to qualify stock options and certain other awards under the Plan as performance-based, the Code requires shareowner approval of the Plan no later than the first annual meeting which occurs more than 12 months following our initial public offering in October 2000. In addition, the shareowners of the Company must approve the Plan no less often than every five years. Stock option grants made by the Company prior to its 2002 Annual Meeting of Shareowners are exempt from the deduction limitations of Section 162(m) of the Code under a grandfather rule applicable to the Company in connection with its initial public offering. The sole purpose of approval at this time is, therefore, to secure for the Company certain tax deductions relating to future awards under the Plan; outstanding awards under the Plan are not conditioned upon, and will not be affected by, the approval the Company is now seeking.

SUMMARY DESCRIPTION OF THE PLAN

    Authorized Shares

The total number of shares that may be delivered pursuant to awards under the Plan may not exceed 22,567,500 shares. For this purpose, awards made under the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan will be considered to be granted under this Plan. Generally, when any award is forfeited, terminates, expires or lapses, or any stock appreciation rights ("SARs") are exercised for cash, the shares subject to that award are again available under the Plan. If shares are used to pay an exercise price (either by actual delivery or by attestation), only those shares issued net of the shares delivered will be deemed to have been issued under the Plan. Similarly, shares not delivered to a participant because such shares are withheld to satisfy applicable tax withholding obligations will not be deemed to have been delivered for purposes of determining the number of shares available under the Plan.

    Anti-dilution

In the event of any change in our capitalization as the result of a stock split, merger, consolidation, separation, spin-off, or other distribution of our stock or property, any reorganization (whether or not tax free), or any partial or complete liquidation, then the people committee may make such other equitable substitution or adjustments as it may determine to be appropriate regarding the number and kind of shares available under the Plan. However the people committee cannot make any adjustments that would cause certain awards to fail to be tax deductible pursuant to the Section 162(m) exemption.

    Types of Awards

The Plan authorizes the grant of several types of stock-based awards, including incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), SARs and restricted stock awards.

ISOs and NQSOs. ISOs and NQSOs are both stock options allowing the recipient to purchase a fixed number of shares of our common stock for a fixed price. Our people committee has broad authority to establish the terms and conditions of the options granted under the Plan, including the ability to specify the employees and directors who will be granted options and whether or not they will be ISOs eligible for special tax treatment. No ISOs, however, have been granted under the Plan. Under the Plan, the exercise price of any option must be no less than the fair market value, as defined in the Plan, of our common stock on the grant date. The Plan permits our people committee to include various terms in the options in order to enhance the linkage between shareowner and management interests. These include permitting participants to deliver shares of our common stock in payment of the exercise price, offering participants the opportunity to elect to receive a grant of options instead of a salary increase or bonus, offering participants the opportunity to purchase options, and making the exercise or vesting of options contingent upon the satisfaction of performance criteria. The Plan also permits the granting of dividend equivalent units in connection with option grants. The Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by our people committee in the grant of the option. Options granted under the Plan are not transferable except by will, the laws of descent and distribution, or upon the holder's death pursuant to a beneficiary designation. All options may be exercised during the holder's lifetime only by the holder or the holder's guardian or legal representative.

Stock Appreciation Rights. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the base price of the SAR and the market price of the Company's common stock on the exercise date. SARs are granted primarily in lieu of options to employees who are foreign nationals or are employed by us outside the United States, and who are precluded from receiving stock options by virtue of local law, tax policy or custom or other reasons as determined by our people committee.

Restricted Stock Awards. Recipients of restricted stock awards generally receive dividends and have all the customary voting and other rights of a shareowner during the restricted period, but may not sell, transfer, or otherwise dispose of the restricted stock. Other than with respect to executive officers, our restricted stock grant committee may set the terms and conditions of restricted stock awards, including restrictions against sale, transfer or other disposition, may make the lapse of such restrictions contingent on the achievement of performance goals and may grant an award of dividend equivalent units in connection with a restricted stock award. Our people committee sets the terms and conditions of restricted stock awards to executive officers.

    Administration

The people committee of our board of directors generally administers the Plan. For a more detailed description of the people committee, see "Information Regarding Board of Directors and Committees" at page 5. In addition, grants of restricted stock (other than grants to executive officers) are made by the restricted stock grant committee of our board of directors, see "Information Regarding Board of Directors and Committees" at page 6. Additionally, the people committee delegated to a committee composed of senior management, all of its powers to administer the Plan, except those powers relating to matters affecting executive officers. Determinations of our people committee or its delegate concerning any matter arising in connection with the Plan are final, binding and conclusive on all interested parties.

    Persons Eligible for Grants

Our people committee may grant awards under the Plan to any of our directors (including awards to non-employee directors under Monsanto's Non-Employee Director Equity Incentive Compensation Plan) and employees and to employees of Pharmacia or any affiliates of either company. Approximately 1,800 people are eligible to participate under the Plan. In any three-year period, the total number of shares for which awards may be made to any one participant under the Plan cannot exceed 15% of the total number of shares for which awards may be made under the Plan.

    Amendment or Termination

Our people committee may amend or terminate the Plan or any outstanding awards at any time, provided that no grants previously made under the Plan are adversely affected without the consent of the affected participants, except as a result of changes in law or other developments and, provided further, that no amendments to the Plan will, without the prior approval of shareowners, permit the Company to decrease the exercise price of any outstanding award. Amendments to change the number of shares authorized for use under the Plan must be approved by our board of directors, and for certain purposes, our shareowners.

    Non-U.S. Participants

To accommodate differences in local law, tax policy or custom, awards granted to employees who are not U.S. nationals or who are employed outside the United States may be subject to special terms, conditions and documentation as provided by our people committee. Our people committee may also grant substitutes for awards to non-U.S. employees.

    Registration and Compliance with Applicable Law

If our people committee determines under U.S. federal, state or local or foreign law or practice, that government approval or the registration, qualification, or listing of shares of our common stock is desirable in connection with the granting of awards or their exercise, or the purchase or receipt of shares pursuant to awards, no shares pursuant to an affected award may be purchased or received before our people committee is satisfied that the desired actions have been completed. Our people committee will not be required to issue any shares of our common stock pursuant to an award before it has received all required information and determined that such issuance is in compliance with all applicable laws and securities exchange rules.

AWARDS GRANTED UNDER THE PLAN

As of February 28, 2002, 20,190,852 stock options were outstanding under the Plan; 55,500 shares of restricted stock had been granted under the Plan; and 87,134 SARs were outstanding under the Plan. No other types of awards have been granted under the Plan.

The following table sets forth, as of February 28, 2002, the number of securities underlying options, the number of shares of restricted stock and the number of SARs that were held by each of the following persons and groups pursuant to awards made by the Company under the Plan. The Company is not able to predict the amounts, types, or recipients of future grants. As of February 28, 2002, the closing price per share of the Company's common stock was $30.96.

-------------------------------------------------------------------------------------------------------------------------
                                                                    SECURITIES           SHARES OF
                                                                    UNDERLYING          RESTRICTED
                         NAME & POSITION                          OPTIONS (#) (1)      STOCK (#) (2)       SAR'S (#) (3)
-------------------------------------------------------------------------------------------------------------------------
   Hendrik A. Verfaillie
   President and CEO                                                 1,066,670               0                   0
-------------------------------------------------------------------------------------------------------------------------
   Charles W. Burson
   Executive Vice President, Secretary and General Counsel            116,100             10,000                 0
-------------------------------------------------------------------------------------------------------------------------
   Steven L. Engleberg
   Senior Vice President Government Affairs                           213,340                0                   0
-------------------------------------------------------------------------------------------------------------------------
   Robert T. Fraley, Ph.D.
   Executive Vice President and Chief Technology Officer              391,120                0                   0
-------------------------------------------------------------------------------------------------------------------------
   Hugh Grant
   Executive Vice President and Chief Operating Officer               480,000                0                   0
-------------------------------------------------------------------------------------------------------------------------
   R. William Ide III
   Former Senior Vice President, Secretary and General Counsel           0                   0                   0
-------------------------------------------------------------------------------------------------------------------------
   Executive Group                                                   3,407,010            10,000                 0
-------------------------------------------------------------------------------------------------------------------------
   Non-Executive Director Group                                       70,000                 0                   0
-------------------------------------------------------------------------------------------------------------------------
   Non-Executive Employee Group                                     16,713,842            45,500              87,134
-------------------------------------------------------------------------------------------------------------------------

----------
(1)   Based on the February 28, 2002 closing price, the gross market value of the option awards was $33,024,103 for
      Mr. Verfaillie, $3,594,456 for Mr. Burson, $6,605,006 for Mr. Engelberg, $12,109,075 for Dr. Fraley, $14,860,800
      for Mr. Grant, $105,481,030 for the Executive Group, $2,167,200 for the Non-Executive Director Group and
      $517,460,548 for the Non-Executive Employee Group. The weighted average per share exercise price of the option awards is $21.77 for the Executive Group; $22.97 for the Non-Executive Director Group; and $20.83 for the
      Non-Executive Employee Group.

(2)   Based on the February 28, 2002 closing price, the gross market value of the restricted share awards was $309,600 for Mr. Burson and for the Executive Group and $1,408,680 for the Non-Executive Employee Group.

(3)   Based on the February 28, 2002 closing price, the gross market value of the SARs was $2,697,669 for the
      Non-Executive Employee Group.

FEDERAL INCOME TAX CONSIDERATIONS

    ISOs

Recipients of ISOs generally do not recognize taxable income and the Company is not entitled to a deduction on the grant or exercise of ISOs. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient's gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient's basis in the shares acquired. The Company will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such "disqualifying disposition" will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the recipient's basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition. A recipient does recognize income for alternative minimum tax ("AMT") purposes upon the exercise of ISOs; that amount is also included in the recipient's AMT basis in the shares acquired. AMT gain or loss is equal to the excess of the amount realized less the recipient's AMT basis. Income from a disqualifying disposition generally is not income for AMT purposes.

    NQSOs and SARs

A recipient generally does not recognize taxable income on the grant of NQSOs or SARs, but does recognize ordinary income on the exercise date. The amount of income in the case of an NQSO exercise is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The amount of income in the case of an SAR exercise is the amount of cash received plus the fair market value of any shares received. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of NQSOs and SARs.

    Parachute Payments

The Plan provides that, unless our people committee determines otherwise at the time of grant, generally all awards will vest, and any restrictions and other conditions applicable to awards will lapse, if we undergo a change of control (as defined in the Plan) immediately following which Pharmacia does not own more than 50% of our common stock. Similarly, unless our people committee determines otherwise at the time of grant, such vesting will occur if a change of control (as defined in the Plan) of Pharmacia occurs immediately following which it still owns more than 50% of our common stock, and one of the following occurs within one year thereafter:

* the award holder's employment is terminated without cause or by the award holder for good reason,

* the employment of a majority of the members of our leadership team is terminated without cause or for good reason,

* our headquarters is relocated by more than 35 miles, or a decision to effect such a relocation is publicly announced, or

* a decision is announced that Pharmacia will dispose of its majority ownership of our stock or otherwise take steps that will result in a change of control of our company and such steps have not been approved by a majority of our leadership team.

Such accelerated vesting could result in a participant's being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, the participant would generally be entitled to be made whole for such excise tax under our excess parachute tax indemnity plan, and we would not be able to deduct the excess parachute payments or any such indemnity payments.

    $1 MILLION DEDUCTION LIMIT

The Company is not allowed a deduction for compensation paid to certain executive officers in excess of $1 million each in any taxable year, except to the extent such excess constitutes performance-based compensation under the provisions of Section 162(m) of the Code. Compensation from certain awards under the Plan will constitute performance-based compensation if the Plan is approved by the Company's shareowners.

                        --------------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                  OF THE 2000 MANAGEMENT INCENTIVE PLAN.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Information is set forth below regarding beneficial ownership of our common stock and the common stock of Pharmacia, to the extent known to the Company, by (i) each beneficial owner of more than 5% of the outstanding shares of common stock of the Company; (ii) each person who is a director or nominee; (iii) each executive officer named in the Summary Compensation Table on page 14, and (iv) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. All information is as of December 31, 2001, except as otherwise noted.


-----------------------------------------------------------------------------------------------------------------------------
                                                    MONSANTO                                      PHARMACIA
                                    -----------------------------------------------------------------------------------------
                                                      SHARES                                           SHARES
                                     SHARES OF      UNDERLYING                      SHARES OF        UNDERLYING
                                    COMMON STOCK     OPTIONS                       COMMON STOCK       OPTIONS
                                       OWNED       EXERCISABLE                        OWNED         EXERCISABLE
                                    DIRECTLY OR       WITHIN                       DIRECTLY OR         WITHIN
                NAME                INDIRECTLY(1)   60 DAYS(3)       TOTAL       INDIRECTLY(2)(4)     60 DAYS(3)       TOTAL
-----------------------------------------------------------------------------------------------------------------------------
   Pharmacia Corporation(5)         220,000,000            --    220,000,000                  --            --             --
-----------------------------------------------------------------------------------------------------------------------------
   Frank V. AtLee III                 (8)16,892         5,000         21,892               1,213            --          1,213
-----------------------------------------------------------------------------------------------------------------------------
   Hendrik A. Verfaillie(6)             300,100       533,335        833,435             222,134     1,057,032      1,279,166
-----------------------------------------------------------------------------------------------------------------------------
   Hakan Astrom(9)                        5,000            --          5,000              14,526       343,180        357,706
-----------------------------------------------------------------------------------------------------------------------------
   Christopher J. Coughlin               10,000            --         10,000              37,106       481,967        519,073
-----------------------------------------------------------------------------------------------------------------------------
   Michael Kantor                         4,459         5,000          9,459               5,200        21,818         27,018
-----------------------------------------------------------------------------------------------------------------------------
   Gwendolyn S. King                      3,012         5,000          8,012               8,378        11,818         20,196
-----------------------------------------------------------------------------------------------------------------------------
   Sharon R. Long, Ph.D.                     --            --             --                  --            --             --
-----------------------------------------------------------------------------------------------------------------------------
   C. Steven McMillan                    11,959         5,000         16,959               8,200            --          8,200
-----------------------------------------------------------------------------------------------------------------------------
   Philip Needleman, Ph.D.                2,000            --          2,000             208,435       861,792      1,070,227
-----------------------------------------------------------------------------------------------------------------------------
   William U. Parfet                     24,087         5,000         29,087        (7)1,604,799        16,770      1,621,569
-----------------------------------------------------------------------------------------------------------------------------
   John S. Reed                         147,316         5,000        152,316               1,345        29,630         30,975
-----------------------------------------------------------------------------------------------------------------------------
   Charles W. Burson                     10,000        58,050         68,050                 135            --            135
-----------------------------------------------------------------------------------------------------------------------------
   Steven L. Engelberg(6)                 5,000       106,670        111,670              15,500       603,608        619,108
-----------------------------------------------------------------------------------------------------------------------------
   Robert T. Fraley, Ph.D.(6)           100,000       195,560        295,560              33,618       295,353        328,971
-----------------------------------------------------------------------------------------------------------------------------
   Hugh Grant(6)                         55,000       240,000        295,000               1,633       196,277        197,910
-----------------------------------------------------------------------------------------------------------------------------
   R. William Ide III(6)                  2,500            --          2,500              51,667       274,407        326,074
-----------------------------------------------------------------------------------------------------------------------------
   All directors and executive
   officers as a group (24 persons)     747,031     1,674,200      2,421,231           2,255,318     4,667,161      6,922,479
-----------------------------------------------------------------------------------------------------------------------------

----------
(1)     Includes the following shares of deferred common stock each non-employee director of Monsanto is entitled to as compensation payable under our Non-Employee Director Equity Incentive Compensation Plan as described beginning on page 7:
        Mr. AtLee, 11,958; Mr. Kantor, 4,484; Ms. King, 2,019; Mr. McMillan, 4,484; Mr. Parfet, 4,110; Mr. Reed, 9,337; and
        directors and executive officers as a group, 36,392. As of December 31, 2001, the following shares of deferred common stock for each non-employee director were vested and each such director had sole voting and investment power over such vested shares: Mr. AtLee, 10,455; Mr. Kantor, 3,920; Ms. King, 1,502; Mr. McMillan, 3,920; Mr. Parfet,
        3,593; Mr. Reed, 8,115; and directors and executive officers as a group, 31,505.

(2)     With respect to Pharmacia's equity incentive compensation plan for non-employee directors, includes: (1) 4,452 shares of deferred common stock Ms. King elected to receive as a stock fee; and (2) 1,345 stock equivalent units
        Mr. Reed elected to receive in lieu of a cash fee.

(3)     The SEC deems a person to have beneficial ownership of all shares which that person has the right to acquire within
        60 days. For purposes of this table, the Company has used April 30, 2002 as the cut-off date, which is 60 days after March 1, 2002. The shares indicated represent shares underlying stock options granted under incentive plans.
        The shares underlying options cannot be voted.

(4)     For the following individuals, includes the indicated number of shares of Pharmacia common stock held under our
        Savings and Investment Plan: Mr. Verfaillie, 17,081; Mr. Engelberg, 1,344; Dr. Fraley, 9,526; Mr. Grant, 1,770;
        Mr. Burson 135; Mr. Ide, 3,534; and directors and executive officers as a group, 65,418. For the following individuals, includes the indicated number of shares of Pharmacia common stock held under the Pharmacia & Upjohn Savings Plan:
        Mr. Astrom, 682; Mr. Coughlin, 14,901; Dr. Needleman, 3,713; Mr. Parfet, 8,735; and directors and executive officers as a group, 24,318. With respect to shares held under both of these savings plans, the participants have sole discretion as to voting and, within limitations provided by each respective plan, investment of shares.

                                    13



(5)     Pharmacia exercises sole voting and investment power over the shares of Monsanto common stock held by it. The address of Pharmacia is 100 Route 206 North, Peapack, New Jersey 07977. Messrs. Astrom and Coughlin and Dr.
        Needleman are also executive officers of Pharmacia. Messrs. Kantor, Parfet and McMillan and Ms. King are directors of Pharmacia. These individuals disclaim beneficial ownership of the shares of Monsanto common stock beneficially owned by Pharmacia.

(6)     Includes shares underlying options granted under former Monsanto's 1999 Premium Option Purchase Program, which is currently administered by Pharmacia. Under this program, the officers were granted an opportunity to purchase premium stock options from former Monsanto at $7.77 per share paid through base salary or bonus reductions over a four-year period. Participating officers also received an additional premium stock option grant in 1999. Both stock option grants have a $75 exercise price per share of Pharmacia common stock, became exercisable as of the effective date of the merger between former Monsanto and Pharmacia & Upjohn and will expire if Pharmacia's common stock does not reach a price of $75 per share within five years from the date of grant. The total number of premium priced options under contract are: Mr. Verfaillie, 139,768; Mr. Engelberg, 56,860; Dr. Fraley, 51,161; Mr. Grant, 49,874;
        Mr. Ide, 44,003; Dr. Needleman, 75,418; and directors and executive officers as a group, 417,084. The shares of
        Pharmacia common stock underlying these options cannot be voted.

(7)     Includes 803,294 shares of Pharmacia common stock held in trusts over which Mr. Parfet shares voting and/or dispositive power.

(8)     Includes 1,000 shares of Monsanto common stock held by Mr. AtLee's sons. Mr. AtLee disclaims beneficial ownership of such shares.

(9)     Mr. Astrom resigned from the board of directors effective February 21, 2002.

The percentage of shares of outstanding common stock of each of the Company and Pharmacia, including options exercisable within 60 days after March 1, 2002, beneficially owned by any director or executive officer or by all directors and executive officers as a group does not exceed 1%. The percentage of such shares of Monsanto common stock beneficially owned by Pharmacia is approximately 85.2%.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation received for services rendered to the Company for the periods indicated by:
(i) the chief executive officer; (ii) each of the other four most highly compensated executive officers of the Company; and (iii) a former executive officer who terminated his employment with the Company in June 2001 (we refer to these six individuals as the "Named Executive Officers").

---------------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                                           ---------------------------------------------------------------------------
                                                                                            AWARDS            PAYOUTS
                                                                                    ----------------------------------
                                                                                                SECURITIES                 ALL
                                                                         OTHER      RESTRICTED    UNDER-                  OTHER
           NAME AND                                                      ANNUAL        STOCK       LYING       LTIP       COMPEN-
           PRINCIPAL                                                    COMPEN-       AWARDS      OPTIONS     PAYOUTS     SATION
           POSITION               YEAR      SALARY($)  BONUS($)(1)    SATION($)(2)      ($)         (#)         ($)       ($)(3)
---------------------------------------------------------------------------------------------------------------------------------
  HENDRIK A. VERFAILLIE           2001       867,312      357,000        82,425             0            0       0        231,330
  President and CEO           9/00-12/00(7)  283,333      925,000            --             0    1,066,670       0         78,796
---------------------------------------------------------------------------------------------------------------------------------
  CHARLES W. BURSON(4)            2001       305,962       76,000            --       361,300(5)   116,100       0          6,098
  Executive V.P., Secretary   9/00-12/00(7)       --           --            --            --           --      --             --
  and General Counsel
---------------------------------------------------------------------------------------------------------------------------------
  STEVEN L. ENGELBERG             2001       400,000       73,000            --             0            0       0         84,374
  Senior V.P.                 9/00-12/00(7)  133,333      463,000            --             0      213,430       0         16,014
  Government Affairs
---------------------------------------------------------------------------------------------------------------------------------
  ROBERT T. FRALEY, PH.D.         2001       461,539      140,000            --             0            0       0         90,501
  Executive V.P. and          9/00-12/00(7)  150,000      460,000            --             0      391,120       0         15,644
  Chief Technology Officer
---------------------------------------------------------------------------------------------------------------------------------
  HUGH GRANT                      2001       561,539      198,000            --             0            0       0         85,151
  Executive V.P. and          9/00-12/00(7)  183,333      635,000            --             0      480,000       0          8,518
  Chief Operating Officer
---------------------------------------------------------------------------------------------------------------------------------
  R. WILLIAM IDE III(6)           2001       215,385      700,000(8)         --             0            0       0      4,878,470
  Former Senior V.P.,         9/00-12/00(7)  133,333      484,250            --             0            0       0          5,864
  Secretary and General
  Counsel
---------------------------------------------------------------------------------------------------------------------------------

----------
(1)     Amounts reflect bonuses for services rendered during the fiscal year but paid in the subsequent year. In the case of Mr. Engelberg for 2000, and Mr. Ide for 2000 and 2001, the bonuses were paid pursuant to contractual arrangements.

(2)     Applicable regulations set reporting thresholds for certain non-cash compensation if the aggregate amount is in excess of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive
        Officers. In the case of Mr. Verfaillie, such amount represents membership dues and fees for a private club membership paid for by the Company in 2001. The dollar value of such non-cash compensation for each of the other
        Named Executive Officers was less than the established reporting thresholds.

                                    14


(3)     Amounts for our fiscal year 2001 include contributions to thrift/savings plans as follows: Mr. Verfaillie,
        $129,777; Mr. Burson, $6,098; Mr. Engelberg, $32,801; Dr. Fraley, $64,813; Mr. Grant, $85,151; and Mr. Ide,
        $51,367; split dollar life insurance premiums paid as follows: Mr. Verfaillie, $15,093; Mr. Engelberg, $21,725;
        Dr. Fraley, $8,863; and Mr. Ide, $30,231 the employee portion of cash surrender value of split dollar life insurance as follows: Mr. Verfaillie, $86,460; Mr. Engelberg, $29,848; Dr. Fraley, $16,825; Mr. Ide, $4,039; and a change of control payment to Mr. Ide of $4,792,833. Amounts for the period from September 1, 2000 through December 31, 2000 include contributions to thrift/savings plans as follows: Mr. Verfaillie, $13,812; Mr. Engelberg, $5,800;
        Dr. Fraley, $6,575; Mr. Grant, $8,469; and Mr. Ide, $5,815; split dollar life insurance premiums paid as follows:
        Mr. Verfaillie, $5,303; Mr. Engelberg, $7,676; and Dr. Fraley, $2,955; the employee portion of cash surrender value of split dollar life insurance as follows: Mr. Verfaillie, $59,632; Mr. Engelberg, $2,489; and Dr. Fraley, $6,065;
        and costs for travel accident plans for each of the Named Executive Officers of $49.

(4)     Mr. Burson's employment with the Company commenced on April 9, 2001.

(5)     Mr. Burson was granted 10,000 restricted shares under the 2000 Management Incentive Plan on April 9, 2001. The
        closing per share price of the Company's common stock on such date was $36.13. As of December 31, 2001, Mr.
        Burson's 10,000 restricted shares had a value of $338,000 using the closing per share price of the Company's common stock on such date of $33.80. Dividends on these restricted shares are held in escrow and delivered with the restricted shares as they vest.

(6)     Mr. Ide's employment with the Company terminated in June 2001.

(7)     Compensation information for our fiscal year 2000 is for the four months beginning September 1, 2000 (the date of our separation from Pharmacia). For more detailed information regarding the date and description of events resulting in our separation from Pharmacia, see "Information Regarding Our Formation" at page 1. The approximate annualized salaries for the Named Executives in 2000 had the Company operated for a full 12 months are as follows:
        Mr. Verfaillie, $850,000; Mr. Engleberg, 400,000; Dr. Fraley, $450,000; Mr. Grant, $550,000; and Mr. Ide, $400,000.

(8)     See "Certain Agreements--Change-of-Control Employment Agreements" on page 22 for a description of the bonus payments made to Mr. Ide.

OPTION GRANTS IN 2001

The following table sets forth certain information regarding awards of Monsanto stock options to the Named Executive Officers in 2001. No stock appreciation rights were granted to such persons during 2001.

-------------------------------------------------------------------------------------------------------------------------------
                                         INDIVIDUAL GRANTS(1)
-----------------------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                         NUMBER OF      % OF TOTAL                                     VALUE AT ASSUMED RATES
                                         SECURITIES      OPTIONS        EXERCISE                           OF STOCK PRICE
                                         UNDERLYING     GRANTED TO      OR BASE                        APPRECIATION FOR OPTION
                                          OPTIONS      EMPLOYEES IN      PRICE          EXPIRATION              TERM(3)
           NAME/DATE OF GRANT            GRANTED(#)    FISCAL YEAR    ($/SHARE)(2)         DATE          5% ($)      10% ($)
-------------------------------------------------------------------------------------------------------------------------------
  Charles W. Burson                       116,100          7.5%          $34.67       April 14, 2011   $2,531,418   $6,415,111
-------------------------------------------------------------------------------------------------------------------------------

----------
(1)     The options were granted under the Monsanto 2000 Management Incentive Plan. Options were granted at 100% of the market price on the date of grant and vest in 50% increments on March 15th of 2002 and 2003. The term of these options may not exceed ten years and may be exercisable for a shorter period as a result of a participant's death or termination of service. The options will vest in full if we undergo a change of control (as defined) immediately following which Pharmacia does not own more than 50% of our common stock. Similarly, such vesting will occur if a change of control of Pharmacia occurs immediately following which it still owns more than 50% of our common stock and one of the following occurs within one year thereafter: (i) the participant's employment is terminated without cause or by the participant for good reason, (ii) the employment of a majority of the members of our leadership team is terminated without cause or for good reason, (iii) our headquarters is relocated by more than 35 miles, or a decision to effect such a relocation is publicly announced, or (iv) a decision is announced that Pharmacia will dispose of its majority ownership of our stock or otherwise take steps that will result in a change of control of our company and such steps have not been approved by a majority of our leadership team. Such accelerated vesting could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. If so, the participant would generally be entitled to be made whole for such excise tax under our excess parachute tax indemnity plan, and we would not be able to deduct the excess parachute payments or any such indemnity payments.

(2)     The participant is allowed to pay the exercise price in cash, by delivering shares of our common stock or by any other method designated by the people committee.

(3)     The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price. The dollar amounts reflect an assumed annualized growth rate, as indicated, in the market value of our common stock from the date of grant to the end of the option term. We did not use an alternative formula for a grant date valuation, as we are not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES ON DECEMBER 31, 2001

The following table presents (i) the unexercised Monsanto stock options held by each Named Executive Officer and (ii) the value of such in-the-money options as of December 31, 2001, as if such in-the-money options were vested and exercisable as of December 31, 2001. None of these individuals exercised any Monsanto stock options held by such persons during 2001.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                               VALUE OF
                                                                              NUMBER OF                UNEXERCISED-IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS AT                 OPTIONS AT
                                                             VALUE        DECEMBER 31, 2001                DECEMBER 31, 2001
                                         SHARES ACQUIRED   REALIZED              (#)                              ($)
                     NAME                ON EXERCISE (#)      ($)     EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
---------------------------------------------------------------------------------------------------------------------------------
  Hendrik A. Verfaillie                         0             $0             0/1,066,670                    $0/$14,954,713
---------------------------------------------------------------------------------------------------------------------------------
  Charles W. Burson                             0             $0              0/116,100                          $0/$0
---------------------------------------------------------------------------------------------------------------------------------
  Steven L. Engelberg                           0             $0              0/213,340                      $0/$2,533,243
---------------------------------------------------------------------------------------------------------------------------------
  Robert T. Fraley, Ph.D.                       0             $0              0/391,120                      $0/$5,483,502
---------------------------------------------------------------------------------------------------------------------------------
  Hugh Grant                                    0             $0              0/480,000                      $0/$6,729,600
---------------------------------------------------------------------------------------------------------------------------------
  R. William Ide III                            0             $0                 0/0                             $0/$0
---------------------------------------------------------------------------------------------------------------------------------

-----------
(1)     Calculated by (A) determining the difference between (1) the average of the high and low trading prices per share of the Company's common stock on December 31, 2001 and (2) the exercise price of the option and (B) multiplying such difference by the total number of shares under option, net of the aggregate value of all option exercise proceeds.

PENSION PLANS

The Named Executive Officers (as well as other of our employees) are eligible for retirement benefits payable under our tax-qualified and non-qualified defined benefit pension plans. The former Monsanto tax-qualified defined benefit pension plan had been sponsored by Pharmacia through December 31, 2001, and we were a participating employer in the plan through that date. Effective as of January 1, 2002, pursuant to the Employee Benefits and Compensation Allocation Agreement between us and Pharmacia, as amended (the "Allocation Agreement") (see Appendix B for a more detailed description of the Allocation Agreement), the former Monsanto tax-qualified defined benefit pension plan was split into two tax-qualified defined benefit pension plans: one covering our employees and certain former employees allocated to us, and one covering those Pharmacia employees and former employees who had been covered under the former Monsanto defined benefit pension plan prior to January 1, 2002. Also effective as of January 1, 2002, sponsorship of the former Monsanto defined benefit pension plan was transferred to and assumed by us, and the trust under the former Monsanto plan was converted into a master trust that currently holds the assets of both our plan and Pharmacia's plan. Also effective as of January 1, 2002, we established our own non-qualified defined benefit pension plans and all liabilities under the non-qualified defined benefit pension plans sponsored by Pharmacia relating to the Named Executive Officers (as well as other of our employees) through that date were transferred to our plans. The disclosure that follows reflects the status of the former Monsanto defined benefit pension plans as of the end of our fiscal year 2001.

Effective January 1, 1997, the former Monsanto defined benefit pension plan was amended. The former Monsanto non-qualified pension plans providing benefits to executives that cannot be provided under the former Monsanto qualified plan because of limitations under federal tax law were similarly amended. The amended former Monsanto defined benefit pension plans each consists of two accounts: a "prior plan account" and a "cash balance account."

The opening balance of the prior plan account was the lump sum value of the executive's December 31, 1996 monthly retirement benefit earned at former Monsanto prior to January 1, 1997 under the old defined benefit pension plan described below, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance for employment with former Monsanto was the greater of 1.4% (1.2% for employees hired by former Monsanto on or after April 1, 1986) of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of (1) average compensation received during the 36 months of employment prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment prior to 1997.

For each year of the executive's continued employment with former Monsanto, Pharmacia or us, the executive's prior plan account will be increased by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

For each year that the executive is employed by former Monsanto, Pharmacia or us after 1996, 3% of annual compensation in excess of the Social Security wage base and a percentage (based on age) of annual compensation (salary and annual bonus) will be credited to the cash balance account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the cash balance account of executives who earned benefits under former Monsanto's old defined benefit pension plan will be credited each year (for up to 10 years based on prior years of service with former Monsanto or Pharmacia), during which the executive is employed after 1996, with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

In addition to the retirement benefits for Messrs. Verfaillie and Grant based on their years of service as our employee in the United States, Messrs. Verfaillie and Grant are also eligible for regular retirement benefits based on their respective years of service as our employee outside the United States. In addition, Messrs. Verfaillie and Grant participate in our regular, non-qualified pension plan designed to protect retirement benefits for employees serving in more than one country. However, their total retirement benefits from the combined plans, when considering their total service, are expected to be generally comparable to the benefits described in this section.

Mr. Engelberg previously entered into an individual supplemental retirement arrangement with Pharmacia under which Mr. Engelberg is entitled to a supplemental retirement benefit, subject to certain conditions, which is designed to produce an annual retirement benefit at age 65 equal to 45% of his average total earnings, reduced by the amount of any benefit received under our pension and parity pension plans and by other of his retirement arrangements. We assumed all liabilities under this agreement.

Mr. Burson has an individual supplemental retirement arrangement with us under which he is entitled to a supplemental retirement benefit, subject to certain conditions. The amount of the benefit is credited to a notational bookkeeping account and is equal to two and one-half times the sum of the contribution credits to his accounts under our tax-qualified and non-qualified defined benefit pension plans, plus interest credits on the balance of the account credited in the same manner as are interest credits under our tax-qualified defined benefit plan.

The estimated annual benefits payable under our tax-qualified and non-qualified defined benefit pension plans to the Named Executive Officers as a single life annuity beginning at age 65 (assuming that each Named Executive Officer remains employed by us until age 65 and receives 4% annual compensation increases) are as follows: Mr. Verfaillie, $757,227; Mr. Burson, $227,776; Mr. Engelberg, $305,387; Dr. Fraley, $614,711; and
Mr. Grant, $666,672.

Mr. Ide also entered into an individual supplemental retirement arrangement with Pharmacia under which Mr. Ide is entitled to a supplemental retirement benefit, subject to certain conditions, which is designed to produce a total retirement benefit at age 65 comparable to that which an employee with 30 years of service would receive (taking into account the value of any vested pension benefits earned as an active employee of Pharmacia and of Monsanto and pension benefits received from prior employers). We assumed all liabilities under this agreement. At the time of his termination of employment, Mr. Ide did not have a vested benefit under our or Pharmacia's defined benefit pension plans. As of December 31, 2001, the present value of Mr. Ide's supplemental retirement benefit was $1,415,498.51. The value of the benefit, plus interest accrued thereon, will be paid to him in substantially equal monthly payments over three years, beginning
January 1, 2003.

COMMITTEE REPORTS

REPORT OF THE PEOPLE COMMITTEE ON EXECUTIVE COMPENSATION

The people committee is responsible for the establishment and oversight of executive compensation policies and programs for the Company's executive officers. It also approves, reviews and monitors the Company's executive succession plan, and reviews and monitors the Company's performance as it affects its people and the overall compensation policies for its people.

Under the terms of its charter, the committee is required to consist of two or more members of the board of directors who, in the opinion of the board, are independent of management and have no relationship to the Company that may interfere with the exercise of their independence from the Company and its management.

Compensation Policies

The overall objectives of the committee are to develop compensation policies and practices that:

    * align management's interests with the long-term interests of shareowners;

    * encourage people to behave like owners of the business and reward them when shareowner value is created;

    * provide reward systems that are simple, credible and common across the organization;

    * promote creativity, innovation and calculated risk taking to achieve outstanding business results;

    * encourage people to continually improve their capabilities to deliver business results;

    * reward for results rather than on the basis of seniority, tenure, or other entitlement;

    * make the Company a great place to work in order to attract world class people at all levels around the globe.

Components of Executive Compensation

In furtherance of these objectives, the compensation programs for all Company executives include three components: (1) base pay, (2) an annual incentive program, and (3) a long-term incentive program.

The levels of compensation at competitive companies were used for comparison in establishing the Company's current executive compensation policies, compensation programs and awards, and were derived from compensation surveys provided by an outside consultant. The primary comparator group consisted of companies in general industry with revenues equivalent to that of the Company. The Committee also considered data from the biotechnology and specialty chemicals industries as well as a broader general industry group in making its decisions. The philosophy underlying each element of executive compensation is discussed below.

The annual and long-term compensation components of the program have been designed to encourage executives to significantly increase shareowner value. Annual incentive compensation for 2001 was based on results versus goals for sales growth, earnings per share and cash flow, all of which affect shareowner value. Long-term compensation is closely tied to providing outstanding returns for shareowners.

Base Pay. Base pay reflects the external market value of a particular role as well as the experiences and qualifications that an individual brings to the role. Base pay is generally targeted to the median of the base pay paid by companies in our primary comparator group for a particular role.

Annual Incentive Program. The Annual Incentive Program for all regular employees, including executives, provides for cash awards that are determined shortly after the end of the year being measured. These annual awards depend upon the Company's achievement of goals set at the beginning of each year; the individual's level of responsibility and, where applicable, performance of his or her business or staff group; and the individual's personal performance.

The Annual Incentive Program for 2001 was designed to focus on the achievement of the following key goals for the Company: sales growth, earnings per share and cash flow. Each employee's annual incentive opportunity for 2001 was communicated in terms of "target" Company and individual performance as measured against goals set for the year with award opportunities at "outstanding" performance equal to two times that at "target" performance. The annual incentive award pool was determined based on actual results measured against these goals and other performance factors. Neither the incentive pool nor individual awards are capped.

For 2002, the Annual Incentive Program continues to apply to all employees, including executives. Goals with respect to the funding of the incentive pool have again been set for sales growth, earnings per share, and cash flow although no funding will occur if the threshold earnings per share performance is not attained. Funding will continue to be determined by the Company's attainment of the financial objectives and other subjective performance criteria determined by the committee. Individual incentive opportunities have been communicated at a "target" level of performance as measured against goals, with award opportunities at "outstanding" performance equal to two times that at target performance. Neither the incentive pool nor individual awards are capped. Annual incentives are generally targeted at the median of the market for target performance as measured against goals with upside opportunity for above target performance. However, for the chief executive officer and other executive officers target annual incentives will be below the market median if target performance is achieved.

Long-term Incentive Program. Long-term incentive opportunity is delivered in the form of stock options. Long-term compensation for executives is generally targeted to be at or above the 75th percentile of the market.

In determining grants at the initial public offering, the Company utilized competitive data from other companies that had undergone an initial public offering. The long-term incentive opportunity for each individual was established (based on the individual's role) by converting a percentage of base pay to stock options using an estimated Black-Scholes value. Stock options for management (approximately 1,800 people) were granted on October 17, 2000 (the date of the initial public offering) and vest over a 30-month period: 50% in March 2002 and 50% in March 2003. The stock option grants are for a two-year period: 2001 and 2002. Stock options for all other non-management employees were also granted on the initial public offering date with the same vesting provisions; provided, however, that no options vest before they have been held for at least one year. New hires receive stock option grants upon the same terms and conditions of the Company's 2000 Management Incentive Plan, pro-rated over the two-year period. Mr. Burson received a pro-rated stock option grant when he joined the Company in April 2001.

Other Grants. The committee may also make infrequent grants of restricted stock to individual executives to hire or retain those individuals or motivate achievement of particular business objectives. Additional stock option grants may be made to hire or retain certain individuals, reflect increased responsibility, or motivate the achievement of a particular business objective. Mr. Burson received a grant of restricted shares as part of his employment offer.

Chief Executive Officer Compensation

Mr. Verfaillie's 2001 salary was increased by 3.5% to $880,000 in June 2001 to reflect changes in the market. The committee recommended an annual incentive award of $357,000 for Mr. Verfaillie for 2001. The award was determined based on the same criteria used for all employees eligible to participate in the Annual Incentive Program. The annual incentive opportunity for Mr. Verfaillie has been reduced in exchange for the higher risk, stock option grant (made at the time of our initial public offering) that will more closely align his interests with those of shareowners. Mr. Verfaillie (along with Messrs. Grant and Fraley and one other executive) is also a party to a Phantom Share Agreement as described at "Certain Agreements--Phantom Share Agreements" at page 23.

2001 Compensation for Other Executives

The payment of cash awards for the other Named Executive Officers was based on the same factors as for Mr. Verfaillie. The number of options granted to executives at the initial public offering was calculated based on competitive long-term incentive opportunities utilizing data from other companies that had undergone an initial public offering. Company executive plans are designed to achieve a long-term compensation opportunity at or above the 75th percentile for senior executives in comparable positions in other companies. When the Company performs at an outstanding level, total compensation may be at or above the 90th percentile of the market.

Deductibility of Compensation

The goal of the committee is to comply with the requirements of Section 162(m) of the Code, to the extent deemed practicable, with respect to options and annual and long-term incentive programs, as well as the limits approved by the Company's shareowners, in order to avoid losing the deduction for compensation in excess of $1 million paid to one or more of the Named Executive Officers. We have generally structured our compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible. However, the committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation objectives.

Management Stock Ownership Requirements

The committee and management also believe that an important adjunct to an incentive program is significant stock ownership by the senior executives. Accordingly, the committee has implemented stock ownership requirements for approximately 25 executives. Stock ownership requirements are five times base salary for the Company's chief executive officer; four times base salary for the chief operating officer; three times base salary for five other senior executives and one times base salary for an additional 19 executives. Unexercised stock options or restricted shares are not counted in satisfying these requirements. The committee has established target dates when each executive must meet stock ownership requirements.

                                                           PEOPLE COMMITTEE
                                                  C. Steven McMillan, Chair
                                                          Gwendolyn S. King
                                                          William U. Parfet

                                                          February 20, 2002

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In fulfilling its responsibilities, the audit and finance committee, among other things, has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with the Company's management and its independent auditors.

Management advised the audit and finance committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States. Management is responsible for the financial statements and the reporting process, including the system of internal control. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Members of the audit and finance committee rely, without independent verification, on the information provided to them by management and on the representations made to them by the independent auditors. Accordingly, the oversight provided by the audit and finance committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal financial controls, that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or that the audit of the Company's financial statements by the independent auditors has been carried out in accordance with auditing standards generally accepted in the United States.

In addition, the audit and finance committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards, AU Section 380 (SAS No. 61), Communication with Audit Committees, as amended, as well as the auditors' independence from Monsanto and its management including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Company expects to be billed an aggregate amount of $10.2 million by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (which we collectively refer to as "Deloitte") for professional services in 2001. The table below sets forth the components of this aggregate amount.

----------------------------------------------------------------------------------
               DESCRIPTION OF PROFESSIONAL SERVICE                   AMOUNT BILLED
----------------------------------------------------------------------------------
   AUDIT FEES - professional services rendered for the audit of our annual financial statements for 2001 and for the reviews
   of the financial statements included in our Form 10-Qs.           $1.9 million
----------------------------------------------------------------------------------
   FINANCIAL INFORMATION SYSTEMS AND IMPLEMENTATION FEES -
   professional services in connection with a euro
   implementation rendered by Deloitte Consulting in 2001.           $0.7 million
----------------------------------------------------------------------------------
   ALL OTHER FEES - fees billed for audit-related services in the amount of $1.6 million (including foreign statutory
   audits, due diligence and related services on acquisitions, accounting consultations and work on SEC filings) and fees for non-audit related services in the amount of $6.0 million
   (including $3.1 million for corporate and expatriate tax and assignment services and $2.9 million for non-financial
   information systems).                                             $7.6 million
----------------------------------------------------------------------------------

The audit and finance committee of the board of directors considers Deloitte's provision of non-audit services compatible with it maintaining its independence.

In reliance on the reviews and discussions referred to above, and exercising our business judgment, the audit and finance committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the SEC.

In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                AUDIT AND FINANCE COMMITTEE
                                                        John S. Reed, Chair
                                                         C. Steven McMillan
                                                          William U. Parfet

                                                          February 26, 2002

STOCK PRICE PERFORMANCE GRAPH

The graph below compares total shareowner return on the Company's common stock (assuming reinvestment of dividends) for the period beginning on the date of our initial public offering and ending on December 31, 2001 with the cumulative total return of the Standard & Poor's 500 Stock Index (a broad-based market index) and the cumulative total return of a peer group index over the same period.

Because we are involved in the agricultural products and seeds and genomics businesses, no published peer group accurately mirrors our portfolio of businesses. Accordingly, we created a peer group index that includes
Bayer AG ADR, Dow Chemical Company, DuPont (E.I.) de Nemours and Company, BASF AG, Aventis S.A. and Syngenta AG. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of our common stock.


                         TOTAL RETURN TO SHAREOWNERS

                                   [Graph]

-----------------------------------------------------------------------------------------------------------------------------
                                                   17-OCT-00    29-DEC-00    31-MAR-01    30-JUN-01    30-SEPT-01   31-DEC-01
-----------------------------------------------------------------------------------------------------------------------------
  MONSANTO CO. (MON)                                  100          135          178          186          170          171
-----------------------------------------------------------------------------------------------------------------------------
  S&P 500 (SPX)                                       100           98           87           92           78           86
-----------------------------------------------------------------------------------------------------------------------------
  PEER GROUP INDEX (INDEX)                            100          124          113          121          107          113
-----------------------------------------------------------------------------------------------------------------------------

CERTAIN AGREEMENTS

CHANGE-OF-CONTROL EMPLOYMENT AGREEMENTS

We have entered into change-of-control employment agreements with a number of key executives including our Named Executive Officers except for Messrs. Engelberg and Ide. These agreements have terms that currently end on June 30, 2002 and are automatically extended one year at a time, unless we give the executive a notice that no extension will occur. If a change of control of Monsanto occurs during the term of an agreement, or if a change of control of Pharmacia occurs during the term at a time when Pharmacia owns more than 50 percent of our common stock, then the agreement becomes operative for a fixed period.

The agreements provide generally that the executive's terms and conditions of employment, including position, location, compensation and benefits, will not be adversely changed during the three-year period after such a change of control. If, during this three-year period, we terminate the executive's employment other than for cause, death or disability, or the executive terminates for good reason, or if we terminate the executive's employment without cause in connection with or in anticipation of a change of control, the executive is generally entitled to receive:

* a specified multiple of the executive's annual base salary plus an annual bonus amount and an amount to reflect our employer matching contributions under various savings plans,

* accrued but unpaid compensation,

* continued welfare benefits for a specified number of years,

* a lump sum payment having an actuarial present value equal to the additional retirement plan benefits the executive would have received if he or she had continued to be employed by us for a specified number of years,

* if the executive has reached age 50 at the conclusion of a specified number of years following employment termination, receipt of lifetime retiree medical benefits, and

* outplacement benefits.

The specified multiple and the specified number of years is three for Messrs. Verfaillie, Burson and Grant, Dr. Fraley and two other executives and two years for all other executives covered by such agreements. In addition, the executive is generally entitled to receive a payment in an amount sufficient to make him or her whole for any federal excise tax on excess parachute payments.

Messrs. Engelberg and Ide are parties to change-of-control employment agreements with Pharmacia, which provide similar benefits to those described above. These agreements became effective on March 31, 2000, when the merger involving former Monsanto and Pharmacia & Upjohn took place. Accordingly, if either of the executive's employment is terminated by us other than for cause, death or disability, or if he terminates for good reason, on or before March 31, 2003, he will be entitled to severance benefits similar to those described above. As a result of Mr. Ide terminating his employment with the Company, Mr. Ide was paid a severance benefit under this agreement of $4,792,833 by Pharmacia and will continue to be eligible for certain other benefits provided by us. We estimate that the cash severance benefits payable under Mr. Engleberg's agreement would be approximately $3,100,000. Pharmacia has retained all severance liabilities under this agreement and we have assumed responsibility for providing continued welfare and certain other benefits from the date of Mr. Engleberg's termination of employment.

In addition to the severance benefits paid to Mr. Ide discussed above, Pharmacia paid Mr. Ide a cash bonus in the amount of $400,000 because Mr.
Ide remained on as the Company's general counsel through at least
March 30, 2001 and executed an appropriate waiver. Moreover, Pharmacia has offered to pay Mr. Ide an additional $400,000 in exchange for his services as a consultant to the Company for a one-year period following his resignation, payable in quarterly installments. Furthermore, pursuant to a December 7, 2000 resolution of the Company's board of directors, acting on behalf of its people committee, the Company paid a retention payment to Mr. Ide in the amount of $150,000 in recognition of Mr. Ide continuing to serve as general counsel until Mr. Burson, his successor, was hired and an additional $150,000 based on Mr. Ide's performance during his transition from the general counsel position. Mr Ide executed an appropriate release in favor of the Company in connection with such payments.

PHANTOM SHARE AGREEMENTS

We have entered into Phantom Share Agreements with Pharmacia and each of Mr. Verfaillie, Mr. Grant, and Dr. Fraley and one other executive, pursuant to which each of these executives agreed to the termination of his change-of-control employment agreement with Pharmacia as of the closing of the initial public offering. Under the change-of-control employment agreements, which were triggered upon former Monsanto's merger with Pharmacia & Upjohn, each of these executives would have been entitled to substantial severance benefits from Pharmacia if his employment was terminated by his employer without cause or by him for "good reason" during the three years following the merger. A termination for "good reason" would have included a termination by the executive as a result of adverse changes in the terms and conditions of his employment or for any reason during the 30-day period beginning on the first anniversary of the merger. In connection with the initial public offering, we replaced these change-of-control employment agreements with Phantom Share Agreements to provide these key executives with a more powerful incentive to remain with us for the long term and to build the value of our stock after the initial public offering. The Phantom Share Agreements were designed to achieve these goals by providing incentive pay tied to the performance of our common stock, generally conditioned upon the executives' remaining employed by us or our affiliates through October 1, 2002.

Each of the new Phantom Share Agreements became effective upon the close of the initial public offering, at which time the executive's then current change-of-control employment agreement was superseded.

At the time of the initial public offering, we credited to a phantom share account for each executive a number of phantom shares of our common stock equal to the cash severance and value of benefits continuation he would have received as a result of the termination of his employment under his change-of-control employment agreement, divided by the offering price.

Payment of the value of the phantom shares held in the account will be made to the executive within 30 days after the last to occur of: (i) vesting of the account; (ii) the date our people committee certifies achievement of the performance goal (which goal was certified by the people committee in February 2002 as having been attained); and (iii) the date of shareowner approval (which was obtained at our annual meeting held in 2001).

When the phantom shares are paid, each phantom share holder will be entitled to receive cash in the amount of the number of phantom shares allocated to that person's account multiplied by the share value (as defined) as of the date of vesting, however, the amount of such payment will not be less than the initial value of that person's phantom share account.

The following table sets forth the number of shares of our common stock represented by the Phantom Share Agreements as of December 31, 2001, payable to the person listed.

---------------------------------------------------------------------------------
                                                                         PHANTOM
                        NAME AND POSITION                               SHARES(1)
---------------------------------------------------------------------------------
   Hendrik A. Verfaillie
   President and CEO                                                     366,596
---------------------------------------------------------------------------------
   Hugh Grant
   Executive Vice President and Chief Operating Officer                  174,451
---------------------------------------------------------------------------------
   Robert T. Fraley, Ph.D.
   Executive Vice President and Chief Technology Officer                 179,115
---------------------------------------------------------------------------------
   Executive Group                                                       720,162
---------------------------------------------------------------------------------
   Non-Executive Director Group                                             0
---------------------------------------------------------------------------------
   Non-Executive Employee Group                                          92,980
---------------------------------------------------------------------------------

----------
(1) As of December 31, 2001, the closing price per share of Monsanto's shares was $33.80. Based on this value, the value of the Phantom Share accounts was $12,390,944, $5,896,444 and $6,054,087 for Messrs.
        Verfaillie and Grant and Dr. Fraley, respectively, $24,341,475 for the Executive Group and $3,142,724 for the Non-Executive Employee Group. The Phantom Share accounts have been adjusted to reflect quarterly dividends declared and paid by the Company through November 1, 2001.

The phantom share accounts will generally vest on October 1, 2002, generally subject to: (i) achievement of the performance goal specified in the Phantom Share Agreements that we have positive net income for 2001 (which goal was certified by the people committee in February 2002 as having been attained); and (ii) the executive remaining employed by us or our affiliates through October 1, 2002.

EXCESS PARACHUTE TAX INDEMNITY PLAN

We have adopted the Excess Parachute Tax Indemnity Plan, which provides that if any of our non-employee directors or any of our employees who is not a party to a change of control employment agreement described above is subject to the federal tax on excess parachute payments received in connection with a change of control, we generally will pay him or her an amount to make him or her whole for the tax, and will pay any legal fees he or she may incur to enforce his or her rights under the plan or in connection with any Internal Revenue Service audit related to the excise tax.

ARRANGEMENTS BETWEEN MONSANTO AND PHARMACIA

Prior to our initial public offering, we entered into arrangements with Pharmacia, as of September 1, 2000, providing for, among other things, the separation of our businesses from those of Pharmacia. A summary description of the material terms of these arrangements, which include a separation agreement and other key related agreements between us and Pharmacia can be found at Appendix B (which is incorporated herein by reference). The full texts of these agreements were filed with the SEC as exhibits to the registration statement relating to our initial public offering or as exhibits to other SEC filings with respect to agreements finalized after the date of our initial public offering.

PHARMACIA'S ANNOUNCEMENT REGARDING SPIN OFF OF OWNERSHIP INTEREST

Pharmacia is the beneficial owner of approximately 85.2% of our outstanding common stock. On November 28, 2001, Pharmacia announced that its board of directors authorized Pharmacia to spin off its entire ownership interest in the Company. Under the plan, Pharmacia will distribute its entire ownership of the Company to Pharmacia shareowners by means of a tax-free dividend. Pharmacia has stated that it anticipates that the planned spin off of its ownership interest in the Company will take place later in 2002.

CERTAIN OTHER INFORMATION REGARDING MANAGEMENT

TRANSACTIONS AND RELATIONSHIPS

Mr. Kantor is a partner at the law firm of Mayer, Brown, Rowe & Maw, which provided services to us in 2001 and has been retained to provide services to us in 2002. The amount of legal fees paid by us to Mayer, Brown, Rowe & Maw during 2001 were approximately $1.l million. Such fees did not exceed five percent (5%) of such firm's gross revenues for its applicable fiscal year.

We have entered into a consulting agreement with Mr. AtLee that is described above beginning at page 6 under "Information Regarding Board of Directors and Committees--Compensation of Directors".

We also entered into a consulting agreement with Mr. Ide in August of 2001. The term of this agreement expired on December 31, 2001. Under this agreement, Mr. Ide provided us with consulting services to promote public acceptance of agricultural biotechnology in Africa in exchange for a monthly retainer of $10,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. Based solely on the reports received by us and on written representations from reporting persons, we believe that all such persons complied with all applicable filing requirements during 2001.

INDEBTEDNESS

The following executive officers received full-recourse, interest bearing loans for the purchase price of former Monsanto common stock purchased pursuant to former Monsanto's Executive Stock Purchase Plan. This plan has been terminated. Following the merger these executive officers received cash awards under the plan that were required to be used to repay the loans. However, these cash awards did not cover the full amount due. The balance of the loans must be repaid in three annual installments commencing March 31, 2001. The loans may also be prepaid at any time at the executive officer's election.

------------------------------------------------------------------------------------------------------------------------------
                                                                                    AGREGATE AMOUNT        LARGEST AGGREGATE
                                                                                    OF INDEBTEDNESS     AMOUNT OF INDEBTEDNESS
                                                 YEAR OF          INTEREST               AS OF              OUTSTANDING AT
                     NAME                         LOAN              RATE           DECEMBER 31, 2001     ANY TIME DURING 2001
------------------------------------------------------------------------------------------------------------------------------
   Hendrik A. Verfaillie                          1996              6.36%                 $0                  $2,510,493
------------------------------------------------------------------------------------------------------------------------------
   Steven L. Engelberg                            1996              6.36%              $609,849               $1,062,126
------------------------------------------------------------------------------------------------------------------------------
   Steven L. Engelberg                            1997              6.80%                 $0                  $  292,594
------------------------------------------------------------------------------------------------------------------------------
   Robert T. Fraley, Ph.D.                        1996              6.36%                 $0                  $  772,455
------------------------------------------------------------------------------------------------------------------------------
   R. William Ide III                             1996              6.60%              $581,679               $1,130,470
------------------------------------------------------------------------------------------------------------------------------

GENERAL INFORMATION

SHAREOWNER PROPOSALS

Proposals Included in Proxy Statement

Proposals of shareowners of the Company that are intended to be presented by such shareowners at the Company's 2003 annual meeting and that shareowners desire to have included in the Company's proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than November 25, 2002, which is 120 calendar days prior to the anniversary of this year's mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in Proxy Statement

If a shareowner wishes to present a proposal at the Company's annual meeting in the year 2003 or to nominate one or more directors and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareowner must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company's by-laws. In general, the Company's by-laws provide that such notice should be addressed to the Secretary and be received at the Company's Creve Coeur Campus no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. For purposes of the Company's 2003 annual meeting, such notice must be received not later than January 31, 2003 and not earlier than January 1, 2003. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. The Company's by-laws set out specific requirements that such written notices must satisfy. Any shareowner filing a written notice of nomination for director must describe various matters regarding the nominee and the shareowner, including such information as name, address, occupation and shares held. Any shareowner filing a notice to bring other business before a shareowner meeting must include in such notice, among other things, a brief description of the proposed business and the reasons therefor, and other specified matters. Copies of those requirements will be forwarded to any shareowner upon written request.

OTHER INFORMATION

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareowner proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unwilling or unable to serve as a director.

The Company will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company's stock and obtaining their proxies.

You are urged to vote promptly by marking, signing, dating, and returning your proxy card or by voting by telephone or over the Internet. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

                                     By Order of the Board Directors,

                                     MONSANTO COMPANY

                                     /s/ Charles W. Burson

                                     CHARLES W. BURSON
                                     Secretary

                                     March 25, 2002

                   (This page intentionally left blank)

                                APPENDIX A

                  MONSANTO 2000 MANAGEMENT INCENTIVE PLAN
===========================================================================

1. PURPOSES

The Monsanto 2000 Management Incentive Plan is designed to:

* focus management on business performance that creates stockholder value;

* encourage innovative approaches to the business of the Company;

* reward for results;

* encourage ownership of Monsanto common stock by management; and

* encourage taking higher risks with an opportunity for higher reward.

2. DEFINITIONS

2.1. "1933 Act" shall have the meaning set forth in Section 12.14(a).

2.2. "Adjustment Notice" shall have the meaning set forth in Section 6.2.

2.3. "Affiliate" means (i) any entity that is an Associated Company of the Company or a Subsidiary of the Company, and (ii) at a time when Pharmacia beneficially owns a majority of the then-outstanding Shares, Pharmacia and any entity that is an Associated Company of Pharmacia or a Subsidiary of Pharmacia.

2.4. "Associated Company" of the Company or Pharmacia means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise, of which the Company or Pharmacia, as applicable, owns or controls, directly or indirectly, 10% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power, other than a Subsidiary of the Company or Pharmacia, as applicable.

2.5. "Award" means any Option, Stock Appreciation Right, Restricted Share, unrestricted Share, dividend equivalent unit or other award granted under this Incentive Plan.

2.6. "Award Certificate" means a written document, in such form as the Committee may from time to time prescribe, setting forth the terms and conditions of an Award.

2.7. "Board" means the board of directors of the Company.

2.8. "Board People Committee" means the People Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Incentive Plan pursuant to
Section 4.1.

2.9. "Change of Control" means a Monsanto Change of Control or a Pharmacia Change of Control.

2.10. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.11. "Committee" means the Board People Committee, or its permitted delegate.

2.12. "Company" means Monsanto Company, a Delaware corporation incorporated February 9, 2000 (originally under the name Monsanto Ag Company), and any successors thereto.

2.13. "Covered Employee" means a Participant designated prior to or at the time of the grant of an Award by the Committee as an individual who is or may be a "covered employee" of the Company within the meaning of Section 162(m)(3) of the Code, in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award.

2.14. "Director Plan" means the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan.

2.15. "Disability" means a physical or mental disability that causes a Participant to be considered disabled under the terms of the disability income plan applicable to such Participant, whether or not such Participant actually receives such disability benefits, or, in the event that there is no disability income plan applicable to such Participant, as determined by the Committee.

2.16. "Effective Date" has the meaning set forth in Section 3.

2.17. "Eligible Participant" means any member of the Board and any employee of the Company or an Affiliate.

2.18. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.19. "Exercise Price" means the price at which a Participant may purchase a Share covered by an Option, or the price with respect to which the Stock Appreciation Right Fair Market Value of a Stock Appreciation Right is determined, as applicable.

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2.20. "Fair Market Value" means, with respect to any given date on or before the date of the initial public offering of the Shares, the fair market value of a Share as determined by the Committee, and with respect to any given date after the date of the initial public offering of the Shares, the average of the highest and lowest per-share sales prices for the Shares during normal business hours on the New York Stock Exchange for the immediately preceding date, or if the Shares were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the Shares were traded, all as reported by such source as the Committee may select.

2.21. "Grant Date" means the date as of which the Committee determines that a grant of an Award shall be effective.

2.22. "Incentive Option" means an Option that is designated as an Incentive Option and that meets the requirements of Section 422 of the Code for "incentive stock options."

2.23. "Incentive Plan" means the Monsanto 2000 Management Incentive Plan set forth herein.

2.24. "Monsanto Change of Control" means the happening of any of the events described in subsections (a) through (d) below, if immediately following such event, Pharmacia does not beneficially own a majority of the then-outstanding Shares:

  (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either
      (i) the Requisite Common Percentage (as defined herein) of the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the Requisite Voting Percentage (as defined herein) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection
      (a), the following acquisitions shall not constitute a Change of
      Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary of the Company; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

  (b) individuals who, as of the date of the initial public offering of the common stock of the Company, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, a Subsidiary of the Company, any corporation resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, the Requisite Common Percentage of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the Requisite Voting Percentage of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (d) approval by the shareowners of the Company of a complete liquidation or dissolution of the Company.

2.25. "Monsanto Leadership Team" means those individuals who are, immediately before a Pharmacia Change of Control, members of the Monsanto Leadership Team or any successor group thereto.

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2.26. "Non-Qualified Option" means an Option that is not intended to be treated as an Incentive Option or an Option that does not meet the requirements of Section 422 of the Code for "incentive stock options."

2.27. "Option" means a right granted under this Incentive Plan to a Participant to purchase a Share at a specified price for a specified period of time.

2.28. "Participant" means an Eligible Participant to whom an Award has been granted pursuant to this Incentive Plan; provided, that in the case of the death or legal incapacity of a Participant, the term "Participant" shall refer to a beneficiary designated pursuant to Section 10.4 or Section 12.1 or the guardian or legal representative of the Participant acting in a fiduciary capacity on behalf of such Participant under state law and court supervision or comparable office and supervision under applicable foreign law.

2.29. "Performance Objective" means a performance objective adopted by the Committee pursuant to this Incentive Plan for Participants who have received Awards. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives to be unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate.

2.30. "Pharmacia" means Pharmacia Corporation, a Delaware corporation, and any successor thereto.

2.31. "Pharmacia Change of Control" means the happening of any of the events described in subsections (a) through (d) below, if immediately following such event, Pharmacia beneficially owns a majority of the then-outstanding Shares:

  (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either
      (i) the then-outstanding shares of common stock of Pharmacia (the "Outstanding Pharmacia Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of Pharmacia entitled to vote generally in the election of directors (the "Outstanding Pharmacia Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Pharmacia; (B) any acquisition by the Company, Pharmacia, or a Subsidiary of either of them; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Pharmacia, or a Subsidiary of either of them; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i),
      (ii) and (iii) of subsection (c) of this definition;

  (b) individuals who, as of the date of the initial public offering of the Shares, constitute the Board of Directors of Pharmacia (the "Incumbent Pharmacia Board"), cease for any reason to constitute at least a majority of the Pharmacia Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Pharmacia's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Pharmacia Board shall be considered as though such individual were a member of the Incumbent Pharmacia Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Pharmacia;

  (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Pharmacia or the acquisition of assets or stock of another corporation (a "Pharmacia Business Combination"), in each case, unless, following such Pharmacia Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities immediately prior to such Pharmacia Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Pharmacia Business Combination (including without limitation a corporation that as a result of such transaction owns Pharmacia or all or substantially all of Pharmacia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Pharmacia Business Combination of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities, as the case may be, (ii) no Person (excluding the Company, Pharmacia, a Subsidiary of either of them, any corporation resulting from such Pharmacia Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Pharmacia Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Pharmacia Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Pharmacia Business Combination were members of the Incumbent Pharmacia Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Pharmacia, providing for such Pharmacia Business Combination; or

                           APPENDIX A -- Page 3


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  (d) approval by the shareowners of Pharmacia of a complete liquidation or dissolution of Pharmacia.

2.32. "Qualified Performance-Based Award" means an Award designated as such by the Committee at the time of grant, based upon a determination that
(i) the recipient is a Covered Employee and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and made subject to performance goals satisfying the requirements for the Section 162(m) Exemption.

2.33. "Reporting Person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Shares.

2.34. "Requisite Common Percentage" means, as of any given time, a percentage equal to or greater than the higher of (i) 20 percent and
(ii) the percentage of the then-outstanding Shares then beneficially owned by Pharmacia.

2.35. "Requisite Voting Percentage" means, as of any given time, a percentage equal to or greater than the higher of (i) 20 percent and
(ii) the percentage of the voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors then beneficially owned by Pharmacia.

2.36. "Restricted Shares" means Shares that are granted or delivered subject to restrictions in accordance with Section 10.3.

2.37. "Retirement" means a Participant's Termination of Service on or after the date on which the Participant attains age 50.

2.38. "Second Trigger" shall be considered to have occurred (i) with respect to all Participants if, during the one-year period immediately following a Pharmacia Change of Control, one of the following occurs:
(A) more than half of the members of the Monsanto Leadership Team experience a Termination without Cause or a Termination for Good Reason; (B) the headquarters of the Company is relocated by more than 35 miles from its location immediately before the Pharmacia Change of Control, or a plan to effect such a relocation is publicly announced; (C) it is publicly announced that Pharmacia intends to take steps that will result in its ceasing to beneficially own a majority of the then-outstanding Shares or that would otherwise result in a Monsanto Change of Control, and such steps have not previously been approved by a majority of the members of the Monsanto Leadership Team; and (ii) with respect to a given Participant if, during the period of one year immediately following a Pharmacia Change of Control, or the Participant experiences a Termination without Cause, or a Termination for Good Reason.

2.39. "Section." Unless otherwise indicated, all "Section" references are to sections of this Incentive Plan.

2.40. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
Section 162(m)(4)(C) of the Code.

2.41. "Shares" means shares of Company common stock. If there has been an adjustment or substitution pursuant to Section 6, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which the Shares are adjusted pursuant thereto.

2.42. "Stock Appreciation Right" means a right described in Section 9.

2.43. "Stock Appreciation Right Fair Market Value" means the excess of
(i) the Fair Market Value of a Share on the date of exercise of a Stock Appreciation Right, over (ii) the Exercise Price of the Stock Appreciation Right.

2.44. "Subsidiary" of the Company or Pharmacia means any corporation, partnership, joint venture, limited liability company, or other entity or enterprise of which the Company or Pharmacia, as applicable, owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

2.45. "Termination for Cause" of a Participant or any other individual means a Termination of Service for "cause," "just cause," "misbehavior," or any similar term, as defined in any unexpired employment agreement between the Participant or other individual and the Company or an Affiliate, as the case may be (including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, an involuntary Termination of Service of the Participant or other individual on account of the Participant's or other individual's engaging in (i) any willful or intentional neglect in performing his duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an Affiliate, or (ii) any other intentional wrongful act that may impair the goodwill or business of the Company or an Affiliate, or that may cause damage to any of their businesses.

2.46. "Termination without Cause" of a Participant or any other individual means a Termination of Service that is involuntary on the part of the Participant or other individual, other than a Termination for Cause or as a result of the Participant's death or Disability.

2.47. "Termination for Good Reason" with respect to a Participant means the Participant's Termination of Service for "good reason," "just cause," "material breach by the employer" or any similar term, as defined in any unexpired employment agreement

                           APPENDIX A -- Page 4


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between the Participant and the Company or an Affiliate, as the case may be
(including without limitation any employment agreement the effectiveness of which has been triggered by a change of control as defined therein), or, in the absence of such an agreement, or if such agreement exists but does not define any such term, the Participant's Termination of Service by action of the Participant following: (i) any change affecting the position of the Participant (whether resulting from a transfer of the Participant to another position, a change in the Company's business, or any other event) such that the Participant no longer has a position substantially equivalent to the Participant's position immediately before the Pharmacia Change of Control for which the Participant is qualified by education, training and experience; (ii) a decrease in the Participant's salary; (iii) a material decrease in the Participant's opportunity to earn annual and long-term incentive compensation as compared to the opportunities provided to the Participant before the Pharmacia Change of Control; (iv) a material decrease in the aggregate value of the Participant's employee benefits and fringe benefits as compared to those provided to the Participant before the Pharmacia Change of Control; or (v) a requirement that the Participant relocate his or her place of employment by more than 35 miles.

2.48. "Termination of Service" of a Participant or any other individual occurs when the Participant or other individual is no longer either an employee of the Company or any of the Affiliates (including without limitation because the entity that employs the Participant or other individual has ceased to be an Affiliate), or a member of the Board.

3. EFFECTIVE DATE OF THIS INCENTIVE PLAN

The effective date (the "Effective Date") of this Incentive Plan is August 29, 2000, the first date as of which this Incentive Plan had been both adopted by the Board and approved by Pharmacia as the Company's sole shareowner.

4. ADMINISTRATION

4.1. Delegation. This Incentive Plan shall be administered by the Board People Committee except to the extent the Board People Committee delegates administration pursuant to this paragraph. The Board People Committee may delegate all or a portion of the administration of this Incentive Plan to one or more committees, and may authorize further delegation by the committees to senior managers of the Company, its Subsidiaries, or Pharmacia; provided, that determinations regarding the timing, pricing, amount and terms of any Award to a Reporting Person shall be made only by the Board People Committee; and provided, further, that no such delegation may be made that would cause Awards or other transactions under this Incentive Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, finally, that no delegation may be made of the powers granted to the Board People Committee under Section 12.16. Any such delegation may be revoked by the Committee at any time.

4.2. Scope of Authority. The Committee shall have full power and authority to administer and interpret this Incentive Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Incentive Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), the authority to determine the employees to be granted Awards under this Incentive Plan; to determine the size and applicable terms and conditions of grants to be made to such employees; to determine the time when Awards will be granted; to determine the terms and conditions of any grant, including, without limitation, the Exercise Price, any vesting condition, restriction or limitation (which may contain Performance Objectives relating to the performance of the Participant, the Company or an Affiliate) and any acceleration of vesting or waiver of forfeiture regarding any grant and the Shares relating thereto; to determine whether a resignation was voluntary and whether a Termination of Service was a Termination for Cause; and to modify, amend or adjust the terms and conditions of any grant made to a Participant, at any time, provided, that the Committee may not reduce the Exercise Price of, or cancel and regrant, any outstanding Option or Stock Appreciation Right.

4.3. Actions and Interpretations. The Committee's interpretations of this Incentive Plan and of Award Certificates, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Incentive Plan or any Awards granted hereunder, shall be in its sole discretion and final, binding and conclusive on all interested parties, including the Company, an Affiliate, shareowners of any of those entities, and all former, present and future employees thereof. The Committee may, with respect to all questions of accounting, rely conclusively upon any determination made by the internal accountants of the Company.

4.4. Board Authority. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

4.5. Award Certificates.  Each Award shall be evidenced by an Award
Certificate.

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5. SHARES AUTHORIZED

5.1. Total Number. The total number of Shares that may be delivered pursuant to Awards under this Incentive Plan shall not exceed the number of Shares that equals 8.85% of the outstanding Shares immediately after the initial public offering of the Shares. Awards of Options, Restricted Stock and Deferred Stock under the Director Plan shall automatically be granted under this Incentive Plan as and when provided for in the Director Plan.

5.2. Individual Limit. The total number of Shares for which Awards may be granted under this Incentive Plan to any one Eligible Participant shall not exceed, in any three-year period, 15% of the total number of Shares for which Awards may be made under this Incentive Plan.

5.3. Source of Shares. The Shares that may be delivered pursuant to Awards granted under this Incentive Plan may be authorized but unissued Shares not reserved for any other purposes or Shares held in or acquired for the treasury of the Company, or both.

5.4. Forfeitures, Etc. If any Award is forfeited, any Option (and the related Stock Appreciation Right, if any) or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards. If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards other than Incentive Options under this Incentive Plan. To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under this Incentive Plan.

6. SHARE ADJUSTMENTS

6.1. Adjustments. In the event of any change in corporate capitalization such as a stock split, any corporate transaction such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of reorganization in Section 368 of the Code), or any partial or complete liquidation of the Company, then notwithstanding any other provision of this Incentive Plan, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for delivery pursuant to Awards under this Incentive Plan, in the limitations set forth in Section 5, in the number and kind of shares subject to outstanding Awards, in the Exercise Price of outstanding Options and Stock Appreciation Rights, and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, that the number of shares subject to any Award shall always be a whole number and that no adjustment will be permissible hereunder to the extent it would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption.

6.2. Adjustment Notices. Notice of any adjustment or substitution pursuant to this Section 6 (the "Adjustment Notice") shall be given by the Company to each Participant holding an affected Award; provided, that such adjustment or substitution shall be effective and binding for all purposes of this Incentive Plan whether or not an Adjustment Notice is given. An Adjustment Notice may be given by making it generally available to Participants via a newsletter or other written employee communication, whether such communication is made available on paper or electronically. Adjustment Notices, when given, shall be considered to be part of the Award Certificate for each affected Award.

7. AWARDS OF OPTIONS AND STOCK APPRECIATION RIGHTS

7.1. Grants. Options and Stock Appreciation Rights may be granted at such time or times determined by the Committee following the Effective Date to any Eligible Participant, except that Incentive Options may not be granted to Eligible Participants who are not employees of a parent or subsidiary corporation, as defined in Sections 424(e) and (f), respectively, of the Code, with respect to the Company. Each Option and each Stock Appreciation Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Incentive Plan, as shall be determined by the Committee and set forth in the applicable Award Certificate, including any provisions as to continued employment or continued service as consideration for the grant or exercise of such Option or Stock Appreciation Right, provisions as to performance conditions, and any provisions that may be advisable to comply with applicable laws, regulations or the rulings of any governmental authority.

7.2. Consideration. The Committee may offer Eligible Participants the opportunity to elect to receive an Option or Stock Appreciation Right in lieu of a salary increase or a bonus, or may offer Eligible Participants the opportunity to purchase Options or Stock Appreciation Rights for cash or such other consideration as the Committee determines.

                           APPENDIX A -- Page 6


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7.3. Exercise of Options or Stock Appreciation Rights.  An Option or Stock
Appreciation Right, or portion thereof, may be exercised during the period beginning on the date when it first becomes exercisable in accordance with its terms, and ending upon the expiration of its term or, if sooner, when it is forfeited as a result of a Termination of Service or otherwise in accordance with the terms and conditions of the Option or Stock Appreciation Right. The term of an Option or Stock Appreciation Right shall expire on such date, not later than the tenth anniversary of the Grant Date, as set forth in the applicable Award Certificate. The exercise of all or a portion of a Stock Appreciation Right granted with a related Option shall result in the forfeiture of all or a corresponding portion of the related Option and vice versa. To exercise an Option or Stock Appreciation Right, a Participant shall give notice to the Company or its agent, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is being exercised, and otherwise complying with such procedures as the Committee may from time to time establish.

7.4. Effect of Termination of Service. Unless otherwise set forth in the applicable Award Certificate, the effect of a Participant's Termination of Service on any Option or Stock Appreciation Right then held by the Participant, to the extent it has not previously expired or been exercised, shall be as follows:

  (a) Before Vesting has Commenced. If such Termination of Service occurs before any portion of the Option or Stock Appreciation Right has become exercisable, the Participant shall forfeit such Option or Stock Appreciation Right;

  (b) After Vesting has Commenced. If such Termination of Service occurs after the Option or Stock Appreciation Right has become exercisable in whole or in part:

      (i) Voluntary Resignation. As a result of the Participant's voluntary resignation, such Option or Stock Appreciation Right shall be exercisable for a period of 90 days following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised;

      (ii) Termination for Cause. In a Termination for Cause, the Participant shall forfeit such Option or Stock Appreciation Right;

      (iii) Retirement. By reason of the Participant's Retirement, such Option or Stock Appreciation Right shall be exercisable for a period of five years following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised; and

      (iv) Other Involuntary Termination. In the case of any other Termination of Service (including by reason of death or Disability), such Option or Stock Appreciation Right shall be exercisable for a period of one year following such Termination of Service, to the extent it is exercisable immediately before such Termination of Service, and shall then be forfeited to the extent not exercised.

  (c) Limitation. Notwithstanding the foregoing, in no event shall an Option or Stock Appreciation Right be exercisable after the expiration of its term.

7.5. No Obligation to Exercise Option or Stock Appreciation Right. The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant or upon a beneficiary of a Participant to exercise such Option or Stock Appreciation Right.

8. OPTIONS

8.1. Exercise Price. The per-Share Exercise Price of an Option shall be established by the Committee in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. No exercise of an Option shall be effective before payment of the Exercise Price therefor.

8.2. Method of Payment. The Exercise Price for Shares purchased upon exercise of an Option shall be paid upon such terms as shall be set forth in the applicable Award Certificate. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Options that permit the Participant to deliver Shares (or other evidence of ownership of Shares satisfactory to the Company), including, at the Committee's option, Restricted Shares, with a Fair Market Value equal to the Exercise Price as payment; provided, that any such Shares have been owned by the Participant for at least six months free of any restrictions and without being subject to forfeiture. The payment terms for an Incentive Option must be established in connection with the grant thereof.

9. STOCK APPRECIATION RIGHTS

9.1. Nature of Right. A Stock Appreciation Right shall entitle its holder to receive, upon exercise, a payment in cash or Shares having an aggregate value equal to the Stock Appreciation Right Fair Market Value. A Stock Appreciation Right may be granted either (i) with a related Option at the time the Option is originally granted or, in the case of a Non-Qualified Option, thereafter, or (ii) without a related Option.

                           APPENDIX A -- Page 7


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9.2. Exercise Price.  The Exercise Price per Share of a Stock Appreciation
Right that has a related Option shall equal the Exercise Price per Share of the related Option. The Exercise Price per Share of a Stock Appreciation Right that does not have a related Option shall be established in connection with the grant thereof, but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

9.3. Terms and Conditions. Except as expressly provided herein, each Stock Appreciation Right that is granted hereunder shall be subject to the terms and conditions specified in the applicable Award Certificate. A Stock Appreciation Right that is granted with a related Option shall be subject to the same terms and conditions as the Option, shall be exercisable only to the extent its related Option is exercisable, and shall terminate or be forfeited and cease to be exercisable when the term of the related Option expires or the related Option is forfeited.

9.4. Form of Payment. The Committee shall determine, in each case, whether the payment to a Participant upon exercise of a Stock Appreciation Right will be in the form of all cash, all Shares (which may be Restricted Shares) or any combination thereof. If payment is to be made in Shares, the number of Shares shall be equal to the value of the Stock Appreciation Right, divided by the Stock Appreciation Right Fair Market Value of Shares on the date of exercise.

9.5. Proceeds. The Committee shall determine the timing of any payment made in cash, Shares or a combination thereof upon exercise of a Stock Appreciation Right hereunder, whether in a lump sum, in annual installments or otherwise deferred, and the Committee shall determine whether such payments may bear interest or dividend equivalents pursuant to Section 11.

10. BONUS SHARES AND RESTRICTED SHARES

10.1. Awards. An Award of Shares or Restricted Shares may be made at such time or times determined by the Committee following the Effective Date to any person who is an Eligible Participant. The terms and conditions of payment of any Award, including, without limitation, what part of such Award shall be paid in unrestricted Shares or Restricted Shares, the time or times of payment of any Award, and the time or times of the lapse of the restrictions on Restricted Shares shall be set forth in the applicable Award Certificate.

10.2. Shares. For the purpose of determining the number of Shares to be used in payment of an Award denominated in cash but payable in whole or in part in Shares or Restricted Shares, the cash value of the Award to be so paid shall be divided by the Fair Market Value of a Share on the date of the determination of the amount of the Award by the Committee, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

10.3. Restricted Shares. An Award of Restricted Shares shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. Except to the extent otherwise provided in the applicable Award Certificate, the Participant shall have all of the rights of a shareowner with respect to such Restricted Shares.

10.4. Terms and Conditions. Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be set forth in the applicable Award Certificate. Unless otherwise set forth in the applicable Award Certificate, new, additional or different Shares or other securities resulting from any adjustment to or substitution for Restricted Shares pursuant to Section 6 shall be subject to the same terms, conditions, and restrictions as the Restricted Shares prior to such adjustment or substitution. The Committee may remove, modify or accelerate the removal of forfeiture conditions and other restrictions on any Restricted Shares in the event of hardship or Disability of the Participant while employed (or while providing services as a director), in connection with the Participant's Termination of Service or relocation to another country, or for such other reasons as the Committee may deem appropriate, except to the extent that such action would cause a Qualified Performance-Based Award to cease to qualify for the
Section 162(m) Exemption. In the event of the death of a Participant following the transfer of Restricted Shares to him or her, the legal representative of the Participant, the beneficiary designated in writing by the Participant during his or her lifetime, or the person receiving such Shares under the Participant's will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of the Participant's death, to the extent applicable, unless otherwise set forth in the applicable Award Certificate.

11. DIVIDENDS, DIVIDEND EQUIVALENTS AND INTEREST EQUIVALENTS

11.1. No Cash Dividends. No cash dividends shall be paid on Shares that have been awarded but not registered or delivered. The applicable Award Certificate may provide for the payment of dividend equivalents with respect to any Option, Stock Appreciation Right or other Award pursuant to which Shares are or may become deliverable in the future, equal in value to the cash dividends that would have been paid with respect to each Share subject to such Award, if it had been outstanding during the period between the date of the Award and the time each such Share is delivered or the Award is forfeited as to such Share. "Dividend equivalents" may be:

  (a) paid in cash or Shares, either from time to time prior to or at the time of the delivery of such Shares, or upon expiration of the Option or Stock Appreciation Right, if it shall not have been fully exercised (except that payment of the dividend equivalents on Incentive Options may not be made prior to exercise); or

                           APPENDIX A -- Page 8


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  (b) converted into contingently credited Shares (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times as may be set forth in the applicable Award Certificate.

11.2. Interest Equivalents. The applicable Award Certificate may provide for payment of interest equivalents (i) on any portion of any Award payable at a future time in cash, and (ii) on dividend equivalents that are payable at a future time in cash.

11.3. Restricted Shares. The applicable Award Certificate may provide that dividends paid on Restricted Shares shall, during the applicable restricted period, be held by the Company to be paid upon the lapse of restrictions or to be forfeited upon forfeiture of the Shares.

12. MISCELLANEOUS PROVISIONS

12.1. Non-Transferability. During a Participant's lifetime, his or her Options and Stock Appreciation Rights shall be exercisable only by the Participant. No Awards shall be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant's death, may be provided.

12.2. No Right to Continued Employment or Service. Nothing contained in this Incentive Plan, any Award Certificate or any booklet or document describing or referring to this Incentive Plan shall be deemed to confer on any Eligible Participant the right to continue as an employee or director of the Company or an Affiliate, whether for the duration of a Participant's Award vesting schedule or otherwise, or affect the right of the Company or an Affiliate to terminate the employment or service of any such person for any reason.

12.3. Governing Law; Construction. This Incentive Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of this Incentive Plan.

12.4. Certain Tax Matters. Notwithstanding any other provision of this Incentive Plan, the Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of any Option or otherwise in connection with any Option, any Stock Appreciation Right or the exercise thereof, or otherwise in connection with any Award, including without limitation the withholding of cash or Shares that would be paid or delivered pursuant to such exercise or Award or any other exercise or Award under this Incentive Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or cancelling any portion of such Award or any other Award under this Incentive Plan in an amount sufficient to reimburse the Company for the minimum amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or any other Award under this Incentive Plan, in order to withhold or reimburse the Company for the minimum amount it is required to so withhold. In addition, the Committee may establish appropriate procedures to ensure that it receives prompt notice of any event that may make available to the Company or any Affiliate any tax deduction in connection with an Award.

12.5. Foreign Participants. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Incentive Plan as it may consider necessary or appropriate for the purposes of this Section 12.5 without thereby affecting the terms of this Incentive Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Incentive Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

12.6. No Rights as a Shareowner. No Participant shall have any rights as a shareowner with respect to any Shares to be delivered pursuant to an Award prior to the date that the Participant is recorded as the holder of such Shares on the records of the Company and such Shares are delivered to such Participant by book-entry registration or delivery of a certificate or certificates therefor to the Participant, or to a custodian or escrow agent designated by the Committee (which may include, without limitation, the Company or one or more of its employees).

                           APPENDIX A -- Page 9


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12.7. No Right to Award.  No employee or other person shall have any claim or right to be granted an Award under this Incentive Plan. Having received an Award under this Incentive Plan shall not give a Participant or other person any right to receive any other Award under this Incentive Plan. A Participant shall have no rights or interests in any Award, except as set forth herein and in the applicable Award Certificate.

12.8. Unfunded Plan. It is presently intended that this Incentive Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares, to the extent required by law to meet the requirements of this Incentive Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Shares relating to Awards granted pursuant to this Incentive Plan.

12.9. Exclusion from Pension and other Benefit Plan Computation. Except to the extent otherwise required by applicable law, by exercise of an Option or Stock Appreciation Right or receipt of another type of Award, (i) each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or an Affiliate, and (ii) each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company or an Affiliate on the life of the Participant that is payable to the beneficiary under any life insurance plan covering employees or directors of the Company or an Affiliate.

12.10. Notice. Except as otherwise provided in this Incentive Plan, all notices or other communications required or permitted to be given under this Incentive Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

12.11. Inurement of Rights and Obligations. The rights and obligations under this Incentive Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

12.12. Costs and Expenses of This Incentive Plan. Except as otherwise provided herein, the costs and expenses of administering this Incentive Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Incentive Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

12.13. No Limitation on Rights of the Company

  (a) The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. Further, this Incentive Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under this Incentive Plan, to or with respect to any other person.

  (b) If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Incentive Plan. All Shares issued pursuant to Awards that are forfeited shall revert to the Company upon such forfeiture.

12.14. Legal Requirements

  (a) Restrictions on Resale. Notwithstanding any other provision of this Incentive Plan, no Participant who acquires Shares pursuant to this Incentive Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act")), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

  (b) Registration, Listing and Qualification of Shares. Notwithstanding any other provision of this Incentive Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any

                           APPENDIX A -- Page 10


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      condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under this Incentive Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Incentive Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

12.16. Amendment or Termination

  (a) The Board People Committee may, from time to time, amend or modify this Incentive Plan or any outstanding Awards, including, without limitation, to authorize the Committee to make Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Awards, or terminate this Incentive Plan or any provision thereof; provided, that no amendments or modifications to this Incentive Plan shall, without the prior approval of the shareowners normally entitled to vote for the election of directors of the Company, permit the Company to decrease the Exercise Price of any outstanding Option or Stock Appreciation Right; and provided, further, that amendments to Section 5.1 shall require the approval of the Board.

  (b) No amendment to or termination of this Incentive Plan or any provision hereof, and no amendment to or cancellation of any outstanding Award shall, without the written consent of the affected Participant, adversely affect any outstanding Award.

  (c) Notwithstanding the above provisions, the Board People Committee shall have authority to amend outstanding Awards and this Incentive Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without shareowner approval and without the consent of affected Participants.

12.17. Change of Control

  (a) The provisions of this Section 12.17(a) shall apply notwithstanding any provision of this Incentive Plan other than Sections 12.4, 12.14, and 12.17(b), unless the Committee determines otherwise at the time of grant. Upon the occurrence of a Monsanto Change of Control,
      (i) any Awards outstanding as of the date of such Change of Control, and that are not then vested, shall become fully vested, (ii) all then-outstanding Options and Stock Appreciation Rights shall be exercisable, and (iii) any restrictions or other conditions applicable to any outstanding Awards shall lapse, and such Awards shall become free of all restrictions and conditions. In addition, upon the occurrence of a Second Trigger after a Pharmacia Change of Control with respect to a Participant, (i) any Awards held by such Participant that are outstanding as of the date of such Second Trigger, and that are not then vested, shall become fully vested,
      (ii) all then-outstanding Options and Stock Appreciation Rights held by such Participant shall be exercisable, and (iii) any restrictions or other conditions applicable to any outstanding Awards held by such Participant shall lapse, and such Awards shall become free of all restrictions and conditions.

  (b) With respect to Awards held by a Participant who is also a Participant in the Monsanto Company Excess Parachute Tax Indemnity Plan (the "Indemnity Plan") or any comparable or successor plan at the time of a Change of Control, the vesting and lapse of restrictions and conditions provided for in Section 12.17(a) shall not occur as a result of that Change of Control, to the extent that the provisions of Section 4(b) of the Indemnity Plan (or any comparable provision of such comparable or successor plan) require that such vesting and lapse not occur.

                           APPENDIX A -- Page 11


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                                APPENDIX B

     SUMMARY DESCRIPTION OF AGREEMENTS BETWEEN MONSANTO AND PHARMACIA
===========================================================================

SEPARATION AGREEMENT

The separation agreement contains the key provisions relating to the separation of our businesses from those of Pharmacia. The separation agreement identifies the assets transferred to us by Pharmacia and the liabilities assumed by us from Pharmacia. The separation agreement also describes when and how these transfers and assumptions occurred. In addition, we have entered into additional agreements with Pharmacia governing various interim and ongoing relationships between Pharmacia and us following the separation date. These other agreements include:

* a corporate agreement;

* a tax sharing agreement;

* an intellectual property transfer agreement;

* an employee benefits and compensation allocation agreement;

* a services agreement; and

* a campus lease.

Asset Transfer

Effective on September 1, 2000, which we refer to as the separation date, Pharmacia transferred the following assets to us, except as provided in one of the ancillary agreements:

* all assets reflected on our balance sheet as of June 30, 2000 or the accounting records supporting our balance sheet, as adjusted by certain pro forma adjustments, and all assets acquired by Pharmacia between June 30, 2000 and the separation date that would have been included on our balance sheet as of June 30, 2000 had they been owned on June 30, 2000;

* all other assets primarily related to our business or the former agriculture or chemical businesses of former Monsanto;

* the corporate offices in St. Louis, Missouri (Creve Coeur campus) and other real property primarily used by our business;

* the subsidiaries, partnerships, joint ventures and other equity interests primarily related to our business;

* all computers, desks, furniture, equipment and other assets used primarily by Pharmacia employees who became our employees;

* any contingent gains that are primarily related to our business or the former agriculture or chemical businesses of former Monsanto, or otherwise specifically allocated to us;

* 57% of unknown contingent gains arising as of or prior to the separation date that are not primarily related to our business, the former agriculture or chemical businesses of former Monsanto, Pharmacia's business or former Pharmacia businesses, which we expect would generally consist of unknown corporate-level gains not primarily related to any of these businesses; and

* other assets agreed upon by Pharmacia and us.

Assumption Of Liabilities

Effective on the separation date, we assumed the following liabilities from Pharmacia, except as provided in one of the ancillary agreements:

* all liabilities reflected on our balance sheet as of June 30, 2000 or the accounting records supporting our balance sheet, as adjusted by certain pro forma adjustments, and all liabilities of Pharmacia incurred or arising between June 30, 2000 and the separation date that would have been included on our balance sheet as of June 30, 2000 had they arisen or been incurred on or prior to June 30, 2000;

* all other liabilities primarily related or arising primarily from (1) any asset that is transferred to us pursuant to the separation, (2) our business, (3) the former agriculture or chemical businesses of former Monsanto or (4) the disposition of any of these former agriculture or chemical businesses;

                           APPENDIX B -- Page 1


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* liabilities for worker's compensation or third party claims incurred prior to the separation date at a site transferred to us pursuant to the separation;

* all liabilities for environmental remediation or other environmental responsibilities related to our business and the former agriculture or chemical businesses of former Monsanto, and all real property transferred to us as part of our assets;

* all liabilities for products of our business or the former agriculture or chemical businesses of former Monsanto sold to third parties;

* all liabilities relating to the approximately $500 million of medium-term bank notes issued by former Monsanto do Brasil Ltda., and all liabilities relating to the approximately $50 million of non-intercompany debt for which our subsidiaries organized or operating outside the United States are the obligors;

* all of our liabilities relating to a $1 billion, 364-day credit agreement and a $500 million, five-year credit agreement;

* all liabilities of former Monsanto that were assumed by Solutia or any of its subsidiaries on September 1, 1997 in connection with its spinoff from former Monsanto, to the extent that Solutia fails to pay, perform or discharge these liabilities;

* any contingent liabilities that are primarily related to our business or the former agriculture or chemical businesses of former Monsanto, or otherwise specifically allocated to us;

* 57% of unknown contingent liabilities arising as of or prior to the separation date that are not primarily related to our business, the former agriculture or chemical businesses of former Monsanto, Pharmacia's business or former Pharmacia businesses, which we expect would generally consist of unknown corporate-level liabilities not primarily related to any of these businesses; and

* other liabilities agreed upon by Pharmacia and us.

Shared Contingent Gains And Liabilities

The separation agreement provides for the division of "shared" contingent gains and liabilities, which are those contingent gains and liabilities arising as of or prior to the separation date that are not primarily related to our business, the former agriculture or chemical businesses of former Monsanto, Pharmacia's business or former Pharmacia businesses.

Shared contingent gains and liabilities are allocated as follows:

* any benefit that may be received from any shared contingent gain will be allocated 43% to Pharmacia and 57% to us. Pharmacia has the authority to prosecute, settle or waive any shared contingent gain;

* any responsibility for any shared contingent liability, except for environmental remediation, will be allocated 43% to Pharmacia and 57% to us, adjusted for insurance proceeds and other offsetting amounts received by either company. Pharmacia will assume the defense of, and may seek to settle or compromise, any third party claim that is a shared contingent liability, and any costs and expenses incurred will be included in the total amount of the shared contingent liability;

* any shared contingent liability for environmental remediation or other environmental responsibility will be borne by each company in proportion to its respective contribution to the site giving rise to the shared contingent liability; and

* Pharmacia and we will form a committee for the purpose of resolving issues regarding shared contingent gains and liabilities.

Financing Arrangements

We and Pharmacia arranged a commercial paper facility prior to the closing of the initial public offering, under which Pharmacia issued assumable commercial paper in the amount equal to the sum of approximately $1.8 billion plus the net proceeds we received from the initial public offering assuming no exercise of the overallotment option, or $665 million. The proceeds of such commercial paper obligations were used by Pharmacia to repay Pharmacia indebtedness, a substantial portion of which was incurred in connection with our acquisitions of seed companies, and for Pharmacia's general corporate purposes. Pursuant to the separation agreement, we assumed all liabilities under the commercial paper facility on the closing of the initial public offering. We also assumed from Pharmacia on the separation date the obligations relating to variable-rate, medium-term bank notes in the aggregate principal amount of approximately $500 million, which mature in 2003. In addition, on the separation date, we indirectly assumed approximately $50 million of debt owed by our subsidiaries.

The Ex-U.S. Plan and Delayed Transfers

The transfer of international assets and the assumption of international liabilities were accomplished through agreements between international subsidiaries. The separation agreement acknowledges that circumstances in some jurisdictions outside of the United States may require the timing of part of the international separation to be delayed past the separation date.

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Indemnification

In general, under the separation agreement, we will indemnify Pharmacia and its representatives and affiliates from all liabilities that we assumed under the separation agreement, including, as of the closing of the initial public offering, the indebtedness under the assumable commercial paper facility, and any and all losses by Pharmacia or its representatives or affiliates arising out of or due to our failure to pay, perform or discharge in due course these liabilities. In general, Pharmacia will indemnify us and our representatives and affiliates from all liabilities that Pharmacia retains under the separation agreement and any and all losses by us or our representatives or affiliates arising out of or due to Pharmacia's failure to pay, perform or discharge in due course these liabilities. All indemnification amounts would be reduced by any insurance proceeds and other offsetting amounts recovered by the indemnitee.

Access to Information

Under the separation agreement, the following terms govern access to information:

* prior to or as promptly as practicable after the separation date, Pharmacia will deliver to us all corporate books and records related to our business;

* from and after the separation date, subject to applicable confidentiality provisions or restrictions, we and Pharmacia will each give the other reasonable access and the ability to duplicate information developed or obtained prior to the separation date within each company's possession relating to the other's businesses, or for audit, accounting, claims, intellectual property protection, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations;

* after the separation date, we and Pharmacia will each use reasonable efforts to provide assistance to the other for litigation and to make available to the other employees for the purpose of consultation, or directors, officers, other employees and agents as witnesses, in legal, administrative or other proceedings;

* the company providing information, consultant or witness services under the separation agreement will be entitled to reimbursement from the other for reasonable expenses;

* we and Pharmacia will each retain all proprietary information in its possession relating to the other's business for a period of time and if the information is to be destroyed, the destroying company will give the other company the opportunity to receive the information at the other company's expense;

* we and Pharmacia will each agree not to disclose or otherwise waive any privilege relating to it or to the other without consent, unless the privilege relates solely to its own business, assets or liabilities; and

* from and after the separation date, Pharmacia and we will agree to hold in strict confidence all information concerning or belonging to the other obtained prior to the separation date or furnished pursuant to the separation agreement, subject to applicable law.

Arbitration and Dispute Resolution

Under the separation agreement, if disputes arise between Pharmacia and us, the following will occur:

* the parties will first attempt to resolve the dispute by direct discussions and negotiation, including, if either party elects, among senior executives;

* if the parties cannot resolve their dispute within 30 days after notice calling for negotiation among senior executives, the parties will attempt to settle the dispute through mediation;

* if the dispute is not resolved within 60 days after initiation of mediation, either party may demand that the dispute be resolved by binding arbitration; and

* the parties will bear their own expenses and attorneys' fees in resolving the dispute and will share equally the costs and expenses of any mediation or arbitration.

No Representations and Warranties

Pursuant to the separation agreement, we understand and agree that Pharmacia did not represent or warrant to us as to the assets to be transferred to us, the liabilities to be assumed by us, our business, the former agriculture or chemical businesses of former Monsanto, our balance sheet or as to any consents or approvals required in connection with the consummation of the transactions contemplated by the separation agreement. We took all assets "as is, where is" and bear the economic and legal risk relating to conveyance of, and title to, the assets.

                           APPENDIX B -- Page 3


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Insurance

Under the terms of the separation agreement, our assets will include any and all rights of an insured party, including rights of indemnity and the right to be defended by or at the expense of the insurer and to receive insurance proceeds with respect to all of our insured claims under insurance policies held by either us or Pharmacia. Each company is responsible for its own deductibles, self-insured retentions, retrospective premiums, claims handling and other charges owed under the insurance policies.

Non-Competition Provisions

For a two-year period following the separation date, we will be obligated to refrain from commercializing, by selling or transferring for sale or use by the end user, products in the businesses retained by Pharmacia. For a two-year period following the separation date, Pharmacia will be obligated to refrain from commercializing products in the businesses transferred to us.

Expenses

Pharmacia will pay all reasonable and customary out-of-pocket costs and expenses directly related to the preparation, execution and delivery of the separation agreement and other agreements related to the separation, and the consummation of the separation and our initial public offering. These costs and expenses consist of fees and expenses of external advisors (including independent public accountants, consultants and attorneys), expenses directly related to our initial public offering (other than underwriting discounts and commissions), transfer and other costs, registration and filing fees, printing and mailing costs, and any other costs, fees or charges imposed by a governmental entity.

Other Agreements

If there is a conflict or inconsistency between the provisions of the separation agreement and the provisions of any other agreement related to the separation, the provisions of the separation agreement will control over the inconsistent provisions of the other agreement as to matters within the scope of the separation agreement.

CORPORATE AGREEMENT

The corporate agreement provides Pharmacia with continuing shareowner rights with respect to us following the initial public offering, including preemptive rights, registration rights and rights associated with Pharmacia's auditing obligations.

Preemptive Rights

Under the terms of the corporate agreement, Pharmacia has a continuing preemptive right to purchase common stock from us in order to allow Pharmacia to own at least 80.1% of our outstanding equity and voting power on a fully diluted basis. The exercise price for these shares would be at prevailing market prices measured by the volume-weighted average for the 20 consecutive trading days prior to notice of exercise or, in the case of a public offering of our common stock for cash, a price per share equal to the initial public offering price less underwriters' discounts and commissions. The preemptive right would terminate in the event Pharmacia sells or disposes of its shares to reduce its ownership interest of our outstanding equity and voting power to less than 80.1% on a fully diluted basis.

Registration Rights

Under the corporate agreement, Pharmacia has the right to require us to register for offer and sale all or a portion of our common stock held by Pharmacia, so long as the common stock Pharmacia requires us to register in each case represents at least 5% of the aggregate shares of common stock then issued and outstanding. Pharmacia's registration rights terminate on the first date on which Pharmacia ceases to hold at least 5% of our outstanding shares on a fully diluted basis.

Piggy-Back Registration Rights

If we at any time intend to file on our behalf or on behalf of any of our security holders a registration statement in connection with a public offering of any of our securities on a form and in a manner that would permit the registration for offer and sale of common stock held by Pharmacia, Pharmacia has the right to include its shares of our common stock in such offering.

Unregistered Offerings

Under the terms of the corporate agreement, Pharmacia has the right to require us to prepare an offering memorandum in connection with the offer and sale in an unregistered offering of all or a portion of our common stock, but not less than 5% of our outstanding shares in any one offering, held by Pharmacia. Pharmacia's rights and limitations with respect to such unregistered offerings are comparable to those rights and limitations applicable to Pharmacia in registered offerings. In addition, we have agreed to grant customary registration rights to third parties who purchase our stock from Pharmacia in such an unregistered offering.

                           APPENDIX B -- Page 4


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Registration Expenses

We are responsible for the registration expenses in connection with the performance of our obligations under the corporate agreement. Pharmacia is responsible for all of the fees and expenses of counsel to Pharmacia, any applicable underwriting discounts or commissions, and any transfer taxes.

Indemnification

Pursuant to the corporate agreement, we will indemnify Pharmacia against any liabilities that may result from untrue statements or omissions in the registration statement. Pharmacia will indemnify us against liabilities that arise out of untrue statements or omissions in the registration statement based on written information furnished by Pharmacia.

Auditing Practices

So long as Pharmacia is required or permitted to consolidate our results of operations and financial position in Pharmacia's financial statements, the companies agree to the following terms relating to auditing practices:

* we will not select a different independent accounting firm than Deloitte & Touche LLP to serve as our independent certified public accountants without Pharmacia's prior written consent;

* we will use reasonable best efforts to enable our auditors to (1) complete their audit such that they will date their opinion on our audited annual financial statements on the same date that Pharmacia's auditors date their opinion on Pharmacia's audited annual financial statements, and (2) complete their quarterly review procedures on our quarterly financial statements on the same date that Pharmacia's auditors complete their quarterly review procedures on Pharmacia's quarterly financial statements;

* we will provide to Pharmacia on a timely basis all information that Pharmacia reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of its annual and quarterly financial statements;

* we will authorize our auditors to make available to Pharmacia's auditors both (1) the personnel who performed or will perform the annual audits and quarterly reviews of our financial statements, and (2) work papers related to the annual audits and quarterly reviews of our financial statements;

* we will provide Pharmacia's internal auditors with access to our books and records; and

* we will give Pharmacia notice of any proposed significant changes in accounting estimates or principles from those in effect on the separation date.

No Discrimination

Under the terms of the corporate agreement, we agree that, for so long as Pharmacia owns at least 50% of our outstanding common stock, we will not, without the prior written consent of Pharmacia, take any action which has the effect of restricting or limiting the ability of Pharmacia freely to sell, transfer, assign, pledge or otherwise dispose of shares of our common stock or would restrict or limit the rights of any transferee of Pharmacia as a holder of our common stock. In addition, we agree that we will not, without the prior written consent of Pharmacia, limit the legal rights of, or deny any benefit to, Pharmacia as our shareowner in a manner not applicable to our shareowners generally.

Accounting Treatment

Pursuant to the corporate agreement, we agree to refrain from taking any actions that could adversely affect Pharmacia's ability to account for the recent merger transaction involving former Monsanto and Pharmacia & Upjohn as a pooling of interests.

TAX SHARING AGREEMENT

Following our initial public offering, the Company and some of our subsidiaries will be included in Pharmacia's consolidated group for U.S. federal income tax purposes (the "Pharmacia Federal Group") as well as in consolidated, combined, unitary or other similar consolidated returns that include Pharmacia and its subsidiaries for state and local income tax purposes (a "Pharmacia State Group"). As of the separation date, Pharmacia and we entered into a tax sharing agreement.

Pursuant to the tax sharing agreement, with respect to tax returns for any taxable period in which we and any of our subsidiaries (collectively, the "Monsanto Group") are included in the Pharmacia Federal Group or any Pharmacia State Group, we generally will be obligated to pay to Pharmacia the amount of taxes (including estimated taxes) that would be due and payable by us determined, subject to adjustment by Pharmacia, as if the Monsanto Group filed its own tax returns that did not include Pharmacia or other members of the Pharmacia Federal Group or the Pharmacia State Group, as the case may be. If, for any taxable period in which the Monsanto Group is included in the Pharmacia Federal Group or any Pharmacia State Group, the Monsanto Group has a

                           APPENDIX B -- Page 5

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net operating loss or tax credit that reduces the taxes of the Pharmacia
Federal Group or any Pharmacia State Group, as the case may be, below the amount that would have been payable if the Monsanto Group had not incurred such loss or tax credit, Pharmacia must pay to us the amount of the reduction in taxes attributable to the loss or tax credit. We will be responsible for any taxes with respect to tax returns that include only the Monsanto Group.

Pharmacia will be responsible for the preparation and filing of all tax returns for any taxable period in which the Monsanto Group is included in the Pharmacia Federal Group or any Pharmacia State Group. Pharmacia may elect at its discretion to include the Monsanto Group in any Pharmacia State Group when inclusion is not required by law. We will be responsible for the preparation and filing of all tax returns that include only the Monsanto Group.

Pharmacia generally will have sole responsibility for, and control over, all audits with respect to any tax return for the Pharmacia Federal Group and any Pharmacia State Group and we generally will have sole responsibility for, and control over, all audits with respect to all tax returns that include only the Monsanto Group.

With respect to tax periods beginning on or after the separation date, in the event of any adjustments to the tax returns of the Pharmacia Federal Group, any Pharmacia State Group or the Monsanto Group, the liability of Pharmacia or us, as the case may be, under the tax sharing agreement will be redetermined by giving effect to such adjustment, and Pharmacia or we, as the case may be, will be obligated to pay to the other party any differences between the original liability and the redetermined liability.

With respect to tax periods beginning before the separation date, we are responsible for tax liabilities attributable to DEKALB Genetics Corporation and its subsidiaries. We will also be responsible for the tax liability arising from transactions pursuant to which the Monsanto Group's pharmaceutical assets in foreign jurisdictions are separated from the Monsanto Group's agricultural assets in foreign jurisdictions ("Separation Transactions"). This liability will be reduced by the present value of any tax asset created as a result of such transactions. Except for the DEKALB tax liabilities, taxes attributable to Separation Transactions and property and sales and use taxes attributable to our assets or businesses, Pharmacia will be responsible for and will indemnify and hold us harmless from all taxes incurred by any member of the Monsanto Group prior to the separation date.

Pharmacia and we will provide each other all information and other assistance reasonably requested by the other party in connection with the preparation and filing of any tax return pursuant to the tax sharing agreement. Disputes arising between Pharmacia and us relating to matters covered by the tax sharing agreement are subject to resolution through third-party dispute resolution provisions.

We will be included in the Pharmacia Federal Group for all taxable periods during which Pharmacia beneficially owns at least 80% of the total voting power and value of our outstanding common stock. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the U.S. federal income tax liability of each other member of the consolidated group. As such, although the tax sharing agreement provides for the sharing of liabilities between Pharmacia and us, during the period in which we are included in the Pharmacia Federal Group, we could be liable for any U.S. federal income tax liability that is incurred, but not discharged, by any other member of the Pharmacia Federal Group.

EMPLOYEE BENEFITS AND COMPENSATION ALLOCATION AGREEMENT

The employee benefits and compensation allocation agreement sets forth the agreement between Pharmacia and us as to the allocation of employees and their compensation and benefits following the separation date.

In general, employees who work exclusively in the businesses being transferred to us were transferred to us and our subsidiaries as of the separation date, and employees who work exclusively in the businesses being retained by Pharmacia remained with Pharmacia and its other subsidiaries. Outside the United States, employees who work as staff employees supporting all of the businesses generally were allocated to the primary businesses in each country, unless factors dictated otherwise. In the United States, staff employees working in St. Louis, Missouri generally were allocated to us and staff employees working in Chicago, Illinois generally were assigned to Pharmacia, unless certain factors dictated otherwise. In some cases, staff employees of Pharmacia working in St. Louis will provide services to both Pharmacia and us under the services agreement. In some cases, the staff employees assigned to one company will provide support services to the other company under the services agreement. See "Services Agreement" in this Appendix. For example, in the United States, the staff employees transferred to us may continue to provide services to Pharmacia. Former employees of former Monsanto who had been employed in the United States were generally allocated to us if they retired before 1995. Former employees of former Monsanto who had been employed outside the United States were generally assigned to us if they either had been working primarily in the agricultural business at the time they retired or were members of the corporate staff in countries where the agricultural business was the primary business of former Monsanto unless local law or other factors dictate otherwise.

We assumed responsibility for all obligations under any individual employment letters or similar agreements between Pharmacia and employees who transferred to us other than the severance liabilities under change-of-control employment agreements between Pharmacia and each of Messrs. Engelberg and Ide and two other executives. See "Certain
Agreements--Change-of-

                           APPENDIX B -- Page 6


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Control Employment Agreements" beginning at page 22 of the body of the proxy statement. The employee benefits and compensation allocation agreement provides that the severance benefits for staff employees who are terminated within two years after our initial public offering will be borne by Pharmacia.

In the United States, employees and former employees allocated to us continued to participate in the former Monsanto Company Pension Plan, the related ERISA Parity Pension Plan and the former Monsanto Company Supplemental Retirement Plan through December 31, 2001, each of which was sponsored by Pharmacia through that date. We have borne the costs of their participation. In December 2001 the employee benefits and compensation allocation agreement was amended to provide that effective as of January 1, 2002, the former Monsanto Company Pension Plan be split into two plans: the Monsanto Company Pension Plan (the "Monsanto Plan), which covers our employees and certain former employees allocated to us, and the Pharmacia Cash Balance Pension Plan (the "Pharmacia Plan"), which covers those Pharmacia employees and former employees who were covered under the former Monsanto plan prior to January 1, 2002 ("Pharmacia Plan Participants"). Also effective January 1, 2002, sponsorship of the Monsanto Plan was transferred to and assumed by us, and the trust under the Monsanto Plan was converted into a master trust, which currently holds the assets of both the Monsanto Plan and the Pharmacia Plan.

In connection with the spin-off of the Pharmacia Plan from the Monsanto Plan, the liabilities of the Monsanto Plan with respect to benefits accrued by Pharmacia Plan Participants have been transferred to the Pharmacia Plan. The assets of the Monsanto Plan as of January 1, 2002 that are attributable to Pharmacia Plan Participants will be allocated to the Pharmacia Plan on the books of the master trust on a pro-rata basis. The assets to be transferred to the Pharmacia Plan will be determined employing the plan termination methodology prescribed by Section 4044 of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and using prescribed actuarial assumptions prescribed by the Pension Benefit Guaranty Corporation.

Also pursuant to the employee benefits and compensation allocation agreement, as amended, effective as of January 1, 2002, Pharmacia transferred all liabilities relating to benefits accrued through January 1, 2002 by or with respect to our participants in the Pharmacia Corporation ERISA Parity Pension Plan and the Pharmacia Corporation Supplemental Retirement Plan to the Monsanto Company ERISA Parity Pension Plan and the Monsanto Corporation Supplemental Retirement Plan, respectively (each established as of that date), and we assumed sole responsibility for all such liabilities.

In accordance with the terms of the employee benefits and compensation allocation agreement, effective as of July 1, 2001, we established a qualified savings and investment plan, which is a qualified defined contribution plan similar to the former Monsanto Company Savings and Investment Plan, and a related nonqualified plan, which is similar to the former Monsanto Company ERISA Parity Savings and Investment Plan, to provide benefits to our employees. The accounts of our employees under the former Monsanto Company Savings and Investment Plan were transferred to our new plan. In connection therewith, a portion of the employee stock ownership plan component of the former Monsanto Company Savings and Investment Plan also was transferred to our plan. Our qualified savings and investment plan assumed a percentage of the debt obligations of the former Monsanto Company Savings and Investment Plan, and received the same percentage of the employer securities financed by that debt, based upon the relative eligible pay of our employees participating in the plan as compared to the Pharmacia employees participating in the plan.

Pension plans maintained outside the United States in which both our employees and those of Pharmacia participate have generally been divided between the two companies. If such plans are funded, the assets were generally split in proportion to the relative projected benefit obligations of the two separate plans, except to the extent otherwise required by law.

We assumed sponsorship of all of former Monsanto's U.S. medical, life, disability and other welfare benefit plans effective September 1, 2000, and Pharmacia was a participating employer in those plans through December 31, 2001. Outside of the United States, the company has assumed sponsorship of the benefit plans in which both Pharmacia and our employees participate and has generally been designated as the host company. Pharmacia has borne the cost of the continued participation in the plans assumed by us by Pharmacia employees and by former employees allocated to Pharmacia, and we have borne the costs of the continued participation plans by our employees and by former employees allocated to us in plans assumed by Pharmacia. There may be some deviations from these general rules where appropriate because of local law or other local considerations.

Cost-sharing for the benefits provided to one company's employees by plans sponsored by the other company generally has been based upon actual cost of providing the benefits to each company's employees and former employees. In addition, the employee benefits and compensation allocation agreement provides that we and Pharmacia will share any costs or liabilities involving the former Monsanto employee benefit plans and relating to compliance issues arising before our initial public offering or, after such offering, if such issues involve the plans in which we and Pharmacia both participate.

                           APPENDIX B -- Page 7


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INTELLECTUAL PROPERTY TRANSFER AGREEMENT

The intellectual property transfer agreement, referred to as the "IPTA," is a master agreement encompassing several agreements which allocates between Pharmacia and us rights relating to patents, patent applications, invention disclosures, unpatented technology (such as know-how), technology agreements, trademarks, copyrights and other forms of intellectual property. The IPTA generally provides that both parties agree not to disclose confidential information of the other party. Further, each party agrees not to use the information except when such use has been agreed to by the other party.

Patent Rights

Under the terms of the IPTA, Pharmacia assigned to us ownership of patents, patent applications and invention disclosures directed to technology related exclusively to the businesses transferred to us. If the technology is used by both Pharmacia and us, but primarily by Pharmacia, such patents, patent applications and invention disclosures were retained by Pharmacia and licensed to us for use in our business field. If the technology is used by both Pharmacia and us, but primarily by us, such patents, patent applications and invention disclosures were assigned to us and a license provided to Pharmacia for use in Pharmacia's business field.

The IPTA provides that both parties will assist each other in (1) the filing of patent applications, (2) the prosecution of the patent applications and (3) any patent litigation. Pharmacia shall bear the costs of transferring and securing Monsanto's intellectual property rights under the IPTA. Either party may prosecute certain patents and patent applications. If the party prosecuting the patent or application is not the party that allowed the patent or application to lapse, then the party that allowed the lapse will pay for the assignment and transfer of the patent or patent application to the prosecuting party. Further, the IPTA specifies that for a period of three years both parties will be obligated to correct any bona fide error made in allocating the rights between the parties.

We believe that all material patent rights necessary to conduct our business will be either assigned or licensed to us by Pharmacia under the IPTA.

Unpatented Technology

Unpatented technology that relates exclusively to our business as of the separation date was assigned to us. Unpatented technology used by both Pharmacia and us, but primarily by Pharmacia, was retained by Pharmacia and licensed royalty-free to us. Unpatented technology used by Pharmacia and us, but primarily by us, was assigned to us and licensed royalty-free to Pharmacia.

Technology Agreements

Pharmacia has entered into numerous agreements with third parties relating to patents, patent applications and/or technology. To the extent such agreements can be identified as relating exclusively to us, and to the extent assignment is allowed to be made, Pharmacia assigned to us such agreements relating exclusively to our business. If the subject technology is used by both Pharmacia and us, but primarily by us, such agreements were assigned to us and a license provided to Pharmacia for use in Pharmacia's business field. In any case and to the extent that the agreement is used by both businesses, we and Pharmacia will continue to permit the agreement to be used by both businesses to the extent the agreement allows. Royalty payments under these technology agreements will be allocated between Pharmacia and us on a prorated basis, based on the use of the technology.

Trademarks

Pharmacia assigned to us at the separation date trademarks used exclusively by us. Pharmacia also assigned to us all marks relating to the Monsanto name, as well as the block M and the Food, Health and Hope logo. We will provide a license to Pharmacia, limited to six months, for Pharmacia to utilize trademarks, including the Monsanto name, the block M and the Food, Health and Hope logo. After six months, Pharmacia will no longer have the right to use those trademarks.

Copyrights

Pharmacia assigned to us all copyrights that are primarily used in our business as of the separation date.

First Right To Negotiate

Also, for two years after the separation date, we and Pharmacia will each be obligated to offer the other a first right to negotiate a license for technology developed after the separation date that has a use in the other's business field. The term for initiating such negotiation will expire three years from the separation date. Such negotiation will be conducted in good faith and will reflect commercially reasonable license terms. Further, the financial terms of such license will be no less favorable than financial terms granted to any third party for the subject technology in a similar field of use.

                           APPENDIX B -- Page 8


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SERVICES AGREEMENT

The services agreement governs the provision by Pharmacia to us and by us to Pharmacia of support services, such as financial management, accounting, tax, payroll, legal, investor relations, human resources administration, financial transaction support, information technology, data processing, procurement, real estate management and other general administrative functions. The terms of these services are generally until December 31, 2001, subject to exceptions. We anticipate that we will negotiate a new agreement with Pharmacia for the continued provision of some of these services for some period after December 31, 2001, but we cannot guarantee that we will be able to do so.

During 2001, we recognized expenses of $70 million and recorded a reimbursement of $48 million for costs incurred on behalf of Pharmacia. As of December 31, 2001, we had a net payable balance (excluding dividends payable) of $43 million with Pharmacia.

CAMPUS LEASES

We currently lease from Pharmacia the premises occupied by us generally located in Chesterfield, Missouri ("Premises") pursuant to a Campus Lease agreement dated effective as of September 1, 2000 ("Chesterfield Lease"). Under the Chesterfield Lease, we are permitted to occupy and use the Premises for general office, research and other purposes. In addition, the Chesterfield Lease permits our use of the Premises' common areas, such as driveways, sidewalks, parking areas, loading areas and access roads.

The Chesterfield Lease has a term of 15 years, which commenced as of the September 1, 2000 effective date. In the absence of an Event of Default (as defined in the Chesterfield Lease), we have the right to extend the Chesterfield Lease for up to two successive five-year periods, upon one-year prior notice. If we complete a Major Capital Improvement (as defined in the Chesterfield Lease), and no Event of Default has occurred, we have the right to extend the Chesterfield Lease for a 10-year period, upon one-year prior notice. We also have the right to terminate the Chesterfield Lease by notifying the Pharmacia in writing three years in advance of any such termination. In addition, if there is no uncured Event of Default (as defined in the Chesterfield Lease), and we have elected to add an Expansion Area (as defined in the Chesterfield Lease) to the Premises, we have the right to extend the Chesterfield Lease for 12 consecutive five-year terms, subject to certain terms and conditions.

We also have under the Chesterfield Lease, certain purchase rights and rights of first refusal.

The Chesterfield Lease provides that we pay an annual amount of rent of approximately $678,460, as well as our percentage share of the costs of a basic set of services (as defined in the Chesterfield Lease), property taxes, insurance costs, other taxes for personal property, equipment or other property used in connection with providing the basic services and other costs of maintaining the Premises, as well as other additional services.

At Pharmacia's cost, Pharmacia may relocate the Premises with written notice to us and our approval. We may not refuse the relocation if the new premises are comparable in size, physical characteristics and our conforming uses of the space.

Pharmacia currently leases from us the premises occupied by Pharmacia generally located in Creve Coeur, Missouri pursuant to a Campus Lease agreement dated effective as of September 1, 2000 ("Creve Coeur Lease"). The terms and conditions of the Creve Coeur Lease are substantially similar to those contained in the Chesterfield Lease provided, however, that the Creve Coeur Lease provides that Pharmacia pay an annual amount of rent of approximately $1,639,889.

                           APPENDIX B -- Page 9


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ALLOCATION OF CORPORATE OPPORTUNITIES

Our certificate of incorporation provides that, unless otherwise provided in a written agreement between us and Pharmacia, Pharmacia will have no duty to refrain from engaging in the same or similar activities or lines of business as our company engages in or proposes to engage in at the time of our initial public offering, and, to the fullest extent permitted by law, neither Pharmacia nor any officer or director of Pharmacia (except as provided below) will be liable to us or our shareowners for breach of any fiduciary duty by reason of any such activities of Pharmacia. In the event that Pharmacia acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Pharmacia and us, Pharmacia will, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to us and will, to the fullest extent permitted by law, not be liable to us or our shareowners for breach of any fiduciary duty as a shareowner of our company by reason of the fact that Pharmacia pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to us.

In the event that one of our directors or officers who is also a director or officer of Pharmacia acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Pharmacia, such director or officer will, to the fullest extent permitted by law, have fully satisfied the fiduciary duty of such director or officer to us and our shareowners with respect to such corporate opportunity if such director or officer acts in a manner consistent with the following policy:

* a corporate opportunity offered to any person who is an officer of our company, and who is also a director but not an officer of Pharmacia, will belong to us;

* a corporate opportunity offered to any person who is a director but not an officer of our company, and who is also a director or officer of Pharmacia, will belong to us if such opportunity is expressly offered to such person in his or her capacity as a director of our company, and otherwise will belong to Pharmacia; and

* a corporate opportunity offered to any person who is an officer of both our company and Pharmacia will belong to us if such opportunity is expressly offered to such person in his or her capacity as an officer of our company, and otherwise will belong to Pharmacia.

These corporate opportunities provisions will expire once Pharmacia owns less than 20% of our common stock and once no person who is a director or officer of our company is also a director or officer of Pharmacia.

                           APPENDIX B -- Page 10


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                                 [Map]



Directions from downtown St. Louis:

Take Interstate 64/Highway 40 west to Lindbergh Boulevard north. Take Lindbergh Boulevard north about 2 1/2 miles to the Olive Boulevard west exit. Follow Olive to the first traffic light. Turn left and immediately left again into Monsanto's Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.

Directions from St. Louis International Airport (Lambert):

Take Interstate 70 west to Lindbergh Boulevard south. Take Lindbergh Boulevard south about 6 miles to Olive Boulevard west exit. Follow to the first traffic light. Proceed directly across the intersection and then immediately turn left into Monsanto's Creve Coeur Campus. Please follow the signs to the parking area and entrance to Building K.


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

                                                                  NOTICE OF

                                                        2002 ANNUAL MEETING

                                                             OF SHAREOWNERS

                                                        AND PROXY STATEMENT



                              [MONSANTO Logo]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.  Please mark your votes as
                                                                indicated in
                                                                this example /X/
ITEM 1 - Election of Directors

     FOR all nominees           WITHHOLD      Nominees: 01 Frank V. AtLee III,
     listed at right           AUTHORITY      02 Hendrik A. Verfaillie,
    (except as marked         to vote for     03 Christopher J. Coughlin,
     to the contrary)         all nominees    04 Michael Kantor, 05 Gwendolyn
                            listed at right   S. King, 06 Sharon R. Long, Ph.D.,
                                              07  C. Steven McMillan, 08 Philip
           / /                    / /         Needleman, Ph.D., 09 William
                                              U. Parfet, 10 John S. Reed

ITEM 2 - RATIFICATION OF APPOINTMENT
         OF INDEPENDENT ACCOUNTANTS

         FOR    AGAINST   ABSTAIN

         / /      / /       / /


ITEM 3 - APPROVAL OF 2000 MANAGEMENT
         INCENTIVE PLAN

         FOR    AGAINST   ABSTAIN

         / /      / /       / /


                        If you plan to attend the                WILL
                        Annual Meeting, please mark             ATTEND     / /
                        the WILL ATTEND box

By checking the box to the right, I consent to future delivery of          / /
annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

SIGNATURE                    SIGNATURE                      DATE
         -------------------          ---------------------     ---------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

   YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             INTERNET
     http://www.eproxy.com/mon

Use the Internet to vote your
proxy. Have your proxy card in
hand when you access the web           OR
site. You will be prompted to enter
your control number, located in
the box below, to create and
submit an electronic ballot.

            TELEPHONE
          1-800-435-6710

Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You will   OR
be prompted to enter your control
number, located in the box below,
and then follow the directions given.

              MAIL

       Mark, sign and date
         your proxy card
              and
        return it in the
      enclosed postage-paid
           envelope.

             IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
              YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                            [MONSANTO logo]

                                PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF MONSANTO COMPANY

The undersigned hereby appoints Hendrik A. Verfaillie, Hugh Grant and Charles W. Burson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monsanto Company Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held May 1, 2002 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF THIS CARD IS SIGNED BUT THE BOX GRANTING THE CONSENT TO ELECTRONIC DELIVERY IS NOT MARKED, THEN NO CONSENT NOR REVOCATION OF ANY PRIOR CONSENT WILL BE DEEMED TO HAVE BEEN GRANTED OR MADE.

   (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

------------------------------------------------------------------------
                         FOLD AND DETACH HERE

       YOU CAN NOW ACCESS YOUR MONSANTO COMPANY ACCOUNT ONLINE.

Access your Monsanto Company shareowners account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, as agent for Monsanto Company, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

* View account status              * View payment history for dividends
* View certificate history         * Make address changes
* View book-entry information      * Obtain a duplicate 1099 tax form
* View stock price history         * Establish/change your PIN

       VISIT US ON THE WEB AT http://www.melloninvestor.com
          AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.

STEP 1: FIRST TIME USERS - ESTABLISH A PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number
(SSN) available to establish a PIN.

INVESTOR SERVICEDIRECT(SM) IS CURRENTLY ONLY AVAILABLE FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.
* SSN
* PIN
* Then click on the ESTABLISH PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

STEP 2: LOG IN FOR ACCOUNT ACCESS

You are now ready to log in. To access your account please enter your:

* SSN
* PIN
* Then click on the SUBMIT button

If you have more than one account, you will now be asked to select the appropriate account.

STEP 3: ACCOUNT STATUS SCREEN

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

* Certificate History
* Book-Entry Information
* Issue Certificate
* Payment History
* Price History
* Duplicate 1099

       FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
              9AM-7PM MONDAY-FRIDAY EASTERN TIME



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                         APPENDIX

Page 21 of the Proxy Statement contains a Total Return to Shareowners performance graph. The information depicted within the graph is presented in a tabular format immediately following the graph.